Exhibit 99.2
                                                                   ------------

                                                                  Execution Copy


                          CREDIT AND SECURITY AGREEMENT

         THIS CREDIT AND SECURITY AGREEMENT (the "Agreement") is dated as of November 29, 2005, by and between CONEXANT USA, LLC, a Delaware limited liability company ("Purchaser"), and WACHOVIA BANK, NATIONAL ASSOCIATION, as lender (the "Lender").

         The parties hereto agree as follows:

                    ARTICLE 1. DEFINITIONS AND RELATED TERMS

     SECTION 1.01. Definitions. As used in this Agreement, the following terms shall have the following meanings:

     "Account Debtor" means, with respect to an Account Receivable, the Person who is obligated to the Obligee of such Account Receivable.

     "Account Receivable" means an Obligee's right to the payment of money from an Account Debtor arising out of goods sold or to be sold, property leased or to be leased, and services rendered or to be rendered, whether secured or unsecured, whether now existing or hereafter arising, and whether or not specifically sold or purchased in connection with the Program; provided that the parties hereto agree that each such right to payment evidenced by a separate, discrete invoice shall constitute a separate Account Receivable hereunder.

     "Adjusted LIBOR" means, as applicable to any Settlement Period, a rate per annum equal to the quotient obtained (rounded upwards, if necessary, to the next higher 1/100th of one percent) by dividing (i) the applicable LIBOR for such Settlement Period by (ii) 1.00 minus the LIBOR Reserve Percentage.

     "Adjusted Shareholders' Equity" means Seller's and its consolidated Subsidiaries' shareholders' equity (calculated on a consolidated basis in accordance with GAAP), plus the aggregate amount of all non-cash charges taken after March 31, 2005.

     "Advance" means each extension of credit made by Lender to Purchaser or on Purchaser's behalf under this Agreement or relating to the Program.

     "Advance Request" means each request substantially in the form of Exhibit A, attached hereto and made a part hereof.

     "Affiliate" of any relevant Person means (i) any Person that directly, or indirectly through one or more intermediaries, controls the relevant Person (a "Controlling Person"); (ii) any Person (other than the relevant Person or a Subsidiary of the relevant Person) which is controlled by or is under common control with a Controlling Person; or (iii) any Person (other than a Subsidiary of the relevant Person) of which the relevant Person owns, directly or indirectly, five percent or more of the common stock or equivalent equity interests. As used herein, the term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

     "Aggregate Advances" means, at any time of determination, the aggregate outstanding principal amount of all Advances.

     "Aggregate Cash Payment" means, as of any Settlement Date, an amount equal to (a) the amount of the Advance (if any) being made on such Settlement Date, plus (b) the collected balance in the Purchaser's Account as of the open of business on the Preparation Date immediately preceding such Settlement Date (other than that portion of such collected balance which represents collections which have been received, but not yet identified and applied to a specific Account Debtor in an IRPF Receivables Report delivered to Purchaser by Servicer and collections on Unsold Receivables), plus (c) the amount of any credit to be applied to the purchase of any Account Receivable pursuant to Section 2.7(a)(ii)(A) of the Purchase Agreement, less (d) the amounts indicated in items
(i) through (x) of Section 2.08(d), as such items are calculated as of such Settlement Date.

     "Aggregate Insured Value" means, at the time of determination, the aggregate Insured Value of all Purchased Receivables of all Account Debtors.

     "Agreement" means this Credit and Security Agreement, together with all amendments, restatements, supplements, and other modifications hereto.

     "Authority" has the meaning set forth in Section 7.02.

     "Available Proceeds" means, at any time of determination, the then-total amount of proceeds which remains available for payment of claims submitted under the Policy.

     "Bankruptcy Code" means Title 11 of the United States Code, as it may be amended from time to time.

     "Base Rate" means, as of any day, a rate of interest per annum equal to the higher as of such day of (i) Prime Rate, less one percent and (ii) one-half of one percent above the Federal Funds Rate. For purposes of determining the Base Rate for any day, changes in the Prime Rate or the Federal Funds Rate shall be effective on the date of each such change.

     "Bill of Sale" has the meaning given such term in the Purchase Agreement.

     "Blocked Account Agreement" means a Deposit Account Control Agreement (No Notice) substantially in the form of Exhibit B, attached hereto and made part hereof, with any changes as may be acceptable to Lender in its sole discretion, executed and delivered by Purchaser, the depositary institution at which the Purchaser maintains the Purchaser's Account, and Lender, as required by Lender.

     "Books and Records" means, with respect to an Obligee's Accounts Receivable, all of the Obligee's books, records, computer tapes, programs, and ledger books arising from or relating to such Accounts Receivable.

     "Borrowing Base" means, at any time of determination, (a) the lesser of (i) the Commitment and (ii) an amount equal to 85% of the Aggregate Insured Value, less (b) the amount of the True-Up Reserve, if any.

     "Business Day" means each day on which dealings in Dollar deposits are carried out in the London Interbank market and which is not a Saturday, Sunday, or a day on which banking institutions in the States of Pennsylvania or North Carolina are authorized or obligated by law, executive order, or governmental decree to be closed.

     "Cash and Cash Equivalents" means, as of any date of determination, the aggregate amount set forth in the most recently delivered balance sheet of the Seller (delivered pursuant to Section 5.01(a) or (b), as applicable) under the headings "cash," "cash equivalents," and "short-term investments" (determined in a manner consistent with the manner by which Seller makes such determinations as of the Closing Date).

     "Cash Price" means, with respect to an Account Receivable which is being purchased on a Settlement Date, an amount equal to the Purchase Price of such Account Receivable, divided by the Purchase Price of all Accounts Receivable of Seller being sold on such Settlement Date, times the Aggregate Cash Payment as of such Settlement Date; provided that (a) the Cash Price for such Account Receivable shall in no event exceed the Purchase Price of such Account Receivable and (b) in no event may the Cash Price of such Account Receivable be less than 85% of its Purchase Price.

     "Change of Control" means the occurrence of either of the following: (a) Seller shall cease to own 100% of the issued and outstanding stock of Purchaser or (b) (i) any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended), other than any employee benefit plan or plans (within the meaning of Section 3(3) of ERISA), shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) of 25% or more in voting power of the outstanding voting stock of Seller, or (ii) during any period of twelve (12) consecutive calendar months, individuals who were directors of Seller on the first day of such period shall cease to constitute a majority of the board of directors of Seller other than because of the replacement as a result of death or disability of one or more such directors.

     "Change of Law" has the meaning set forth in Section 7.02.

     "Closing Certificate" has the meaning set forth in Section 8.01(c).

     "Closing Date" means the date of this Agreement as first above written.

     "Code" means the Internal Revenue Code of 1986, as amended, or any successor Federal tax code.

     "Collateral" means the property in which Lender is granted a security interest pursuant to Section 3.01 or elsewhere in the Program Documents.

     "Commitment" means $80,000,000, as such amount may be reduced from time to time as set forth in Section 2.06.

     "Commitment Fee" has the meaning set forth in Section 2.05.

     "Conexant" means Conexant Systems, Inc.

     "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with any of Purchaser or Seller, are treated as a single employer under Section 414 of the Code.

     "Debt" of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all payment obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,
(iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable and accrued expenses arising in the ordinary course of business, (iv) all obligations of such Person as lessee under capital leases or leases for which such Person retains tax ownership of the property subject to a lease, (v) all obligations of such Person to reimburse any bank or other Person in respect of amounts payable under a banker's acceptance, (vi) all obligations of such Person to reimburse any bank or other Person in respect of amounts paid or undrawn amounts available to be paid under a letter of credit or similar instrument, (viii) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person, (ix) all obligations of such Person with respect to interest rate protection agreements, foreign currency exchange agreements or other hedging arrangements, other than commodity hedging agreements entered into by such Person as risk protection rather than as an investment (each valued as the termination value thereof computed in accordance with a method approved by the International Swap Dealers Association and agreed to by such Person in the applicable agreement, if any), and (x) all Debt of others guaranteed, in any form whatsoever, by such Person.

     "Deduction" means any credit, allowance, discount, Earned Rebate, rebate, setoff, counterclaim, settlement, compromise, return, accord and satisfaction, accommodation, or forgiveness of any nature or type, on, of, or relating to any Account Receivable or any Account Debtor, as applicable; provided, however, that the term "Deduction" shall not include any inchoate rebates which an Account Debtor may have with respect to Seller's incentive programs with such Account Debtor.

     "Default Rate" means, with respect to any of the Obligations, on any day, a rate of interest per annum equal to the sum of (i) the Interest Rate, plus (ii) two percent.

     "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

     "Deferred Price" means, with respect to an Account Receivable which is being purchased on a Settlement Date, an amount equal to the Purchase Price of such Account Receivable, less the Cash Price of such Account Receivable.

     "Designated Receivable" means any Purchased Receivable which:

     (a) becomes subject to any dispute between its Account Debtor and Seller (or Purchaser by virtue of Purchaser's having purchased such Account Receivable) regarding Seller's performance of its obligations under the Underlying Contract; provided, however, that such Account Receivable shall not be deemed to be a Designated Receivable if and for so long as (i) the amount in dispute is less than (i) if the aggregate amount in dispute with respect to all Purchased

Receivables is less than $5,000,000, twenty percent of the Uncollected Value of such Account Receivable or (ii) if the aggregate amount in dispute with respect to all Purchased Receivables is equal to or greater than $5,000,000, the amount in dispute is less than five percent of the Uncollected Value of such Account Receivable and, in either case (i) or (ii), Purchaser and Lender are notified of such dispute in writing and any disputed amount is excluded from the calculation of the Borrowing Base until such dispute is settled;

     (b) was sold to Purchaser in violation of any representation, warranty, or covenant contained in any Program Document; or

     (c) was sold to Purchaser fraudulently or unlawfully.

     "Discharged Receivable" means any Purchased Receivable (a) the Uncollected Value of which was fully and finally paid by the Account Debtor or (b) for which a claim was submitted under the Policy and either (i) initially rejected (regardless of whether there exists any right to resubmit such Purchased Receivable or any right to appeal such rejection) or (ii) paid by Underwriter and the Policy Proceeds received by Lender or deposited into the Purchaser's Account.

     "Dollars" or "$" means dollars in lawful currency of the United States of America.

     "Effective Date" means the date on which each of the conditions precedent to closing and conditions precedent to the making of the initial Advance are satisfied, as determined by Lender.

     "Earned Rebate" means, with respect to a given Account Debtor, such Account Debtor's right to a rebate against existing and/or future Accounts Receivable payable by such Account Debtor on account of an incentive program established by Seller for such Account Debtor; provided, however, that "Earned Rebate" shall
(a) refer only to those rebates which have been actually earned by such Account Debtor and for which Seller has issued a credit memorandum and (b) not refer to rebates which are inchoate.

     "Eligible Receivable" means each of the Seller's Accounts Receivable which has been specifically identified and offered for sale by Seller, accepted or approved for purchase by Purchaser, is Nominally Covered, and satisfies, at any time of determination, each of the following other criteria:

     (a) Seller has the right to sell such Account Receivable to Purchaser;

     (b) is evidenced by a binding Underlying Contract between Seller and the Account Debtor;

     (c) the right to payment of which has been fully earned by Seller and requires no further performance on Seller's part and the Account Receivable is due and payable by the Account Debtor in Dollars;

     (d) the Account Debtor related to such Account Receivable is not affiliated with Seller;

     (e) arises out of a bona fide sale from Seller to the Account Debtor related to such Account Receivable in a transaction occurring in the ordinary course of Seller's business;

     (f) [Intentionally Omitted];

     (g) is free from adverse claims, is not subject to any Deductions other than Deductions of which the Purchaser has been notified in accordance with the Program Documents, has not been sold or pledged to any other Person other than Purchaser or Lender, and is free and clear of all Liens except Liens in favor of Purchaser or Lender;

     (h) upon Purchaser's purchase thereof and for so long as it remains a Purchased Receivable, Purchaser's ownership thereof and security interest therein will be evidenced and perfected under the UCC and applicable Financing Statements filed in appropriate offices and will be subject to Lender's first-priority, perfected security interest;

     (i) such Account Receivable is not past due; provided, however, that any past due Account Receivable shall not be deemed ineligible pursuant to this clause (i) so long as (A) the Uncollected Value of such Account Receivable is greater than any applicable "non-qualifying loss" provisions in the Policy and
(B) at the time of determining eligibility of such Account Receivable, the time period during which a claim for such Account Receivable may be duly made under the Policy has not expired);

     (j) such Account Receivable did not arise as a result of the sale of consigned inventory owned by a third party; and

     (k) the Account Debtor of such Account Receivable has been directed to make all payments to the Lockbox.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor law. Any reference to any provision of ERISA shall also be deemed to be a reference to any successor provision or provisions thereof.

     "Event of Default" has the meaning set forth in Section 6.01.

     "Face Value" means, with respect to an Account Receivable, the amount the Account Debtor is obligated to pay the Obligee on account of the sale of goods or rendition of services as shown on the face of any related documents (e.g., the Underlying Contract, invoices, purchase orders, or other shipping documents), without including any Deductions, interest, or other extraneous costs and expenses (other than shipping charges, to the extent such shipping charges are Nominally Covered by the Policy).

     "Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to the next higher 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (i) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate charged to Lender on such day on such transactions, as determined in good faith by Lender.

     "Final Payment Date" means the date which is nine months after the Purchase Termination Date; provided that, if such date is not a Business Day, then the Final Payment Date shall be the immediately following Business Day.

     "Financing Statement" means any financing statement (as such term is used in the UCC) and any other statement or document which is filed in a public record for the purpose of giving notice of, or perfecting, a Lien, and amendments thereto (including, without limitation, any amendments effecting any assignment of any financing statement from one Person to another).

     "Fiscal Quarter" means any fiscal quarter of Seller.

     "Fiscal Year" means any fiscal year of Seller.

     "GAAP" means generally accepted accounting principles in the United States of America applied on a basis consistent with those which, in accordance with
Section 1.02, are to be used in making the calculations for purposes of determining compliance with the terms of this Agreement.

     "Governmental Body" means any court, arbitrator, tribunal, or other governmental authority, agency, or body or any official thereof.

     "Independent Member" has the meaning given such term in Section 5.10(b).

     "Insured Value" means, with respect to all Purchased Receivables of a particular Account Debtor and at any time of determination, that portion of the Uncollected Value of such Purchased Receivables which (a) is Nominally Covered;
(b) does not exceed any buyer, credit, country, or other limitation established for such Account Debtor by Underwriter pursuant to the Policy, as such limitations exist at such time; and (c) was calculated in a manner acceptable to Lender and Purchaser. In determining the Uncollected Value of a Purchased Receivable for purposes of this definition, such value shall be calculated as of the date and time of the most recent IRPF Receivables Report delivered by Servicer and shall be calculated based solely on the information contained in such IRPF Receivables Report, meaning that collections received, but not yet (i) identified, (ii) applied to such Purchased Receivable, or (iii) deposited in the Purchaser's Account, will not be used in determining any part of such Uncollected Value for purposes of this definition.

     "Interest Rate" means (a) a variable rate of interest per annum equal to Adjusted LIBOR, plus 0.60%, which rate shall be adjusted for each Settlement Period as set forth herein or (b) such other rate of interest applicable to the Aggregate Advances as determined from time to time in accordance with Article 7.

     "Investment" means any investment in any Person, whether by means of purchase or acquisition of obligations or securities of such Person (including, without limitation, interest rate protection, foreign currency, or other hedging arrangements to be held by such Person as an investment), capital contribution to such Person, loan or advance to such Person, making of a time deposit with such Person, guaranty, suretyship, or assumption of any obligation of such Person or otherwise.

     "IRPF Receivables Report" has the meaning given such term in the Servicing Agreement.

     "LIBOR" means, for the Aggregate Advances outstanding during any Settlement
Period:

     (a) the rate of interest per annum at which U.S. Dollar deposits are offered in the London interbank market in an amount approximately equal to the Aggregate Advances for a period of time comparable to such Settlement Period which appears on the Telerate Page 3750 as of 11:00 A.M. London time two Business Days prior to the first Business Day of such Settlement Period; or

     (b) if no such rate appears on the Telerate Page 3750, the rate of interest per annum determined by Lender to be the average of up to four interest rates per annum, at which U.S. Dollar deposits are offered in the London interbank market in an amount approximately equal to the Aggregate Advances for a period of time comparable to such Settlement Period, which appear on the Reuter's Screen LIBO Page as of 11:00 A.M. London time two Business Days prior to the first Business Day of such Settlement Period, if at least two such offered rates so appear on the Reuter's Screen LIBO Page; or

     (c) if no such rate appears on the Telerate Page 3750 and fewer than two offered rates appear on the Reuter's Screen LIBO Page, the rate of interest per annum at which deposits in an amount comparable to the Aggregate Advances and which have a term corresponding to such Settlement Period are offered to Lender by first class banks in the London inter-bank market for delivery in immediately available funds at a non-United States office or international banking facility of Lender, as selected by Lender, on the first day of such Settlement Period as determined by Lender approximately 10:00 A.M. (Philadelphia, Pennsylvania, time) two Business Days prior to the date upon which such Settlement Period is to commence (which determination by such Lender shall, in the absence of manifest error, be conclusive).

     (d) Evidence of LIBOR for a particular Settlement Period will be provided from time to time by Lender to Purchaser and Servicer upon their respective request.

     "LIBOR Reserve Percentage" shall mean for any day, that percentage (expressed as a decimal) which is in effect from time to time under Regulation D of the Board of Governors of the Federal Reserve System (or any successor), as such regulation may be amended from time to time or any successor regulation, as the maximum reserve requirement (including, without limitation, any basic, supplemental, emergency, special, or marginal reserves) applicable with respect to "eurocurrency liabilities" as that term is defined in Regulation D (or against any other category of liabilities that includes deposits by reference to which the interest rate of the Aggregate Advances is determined), whether or not

Lender has any eurocurrency liabilities subject to such reserve requirement at that time. The Aggregate Advances shall be deemed to constitute eurocurrency liabilities and as such shall be deemed subject to reserve requirements without benefits of credits for proration, exceptions or offsets that may be available from time to time to Lender. Adjusted LIBOR shall be adjusted automatically on and as of the effective date of any change in the LIBOR Reserve Percentage.

     "Lien" means, with respect to any asset, any mortgage, deed to secure debt, deed of trust, lien, pledge, charge, security interest, security title, preferential arrangement which has the practical effect of constituting a security interest, encumbrance, or servitude of any kind in respect of such asset to secure or assure payment of a Debt or a guarantee of Debt of another, whether by consensual agreement or by operation of statute or other law, or by any agreement, contingent or otherwise, to provide any of the foregoing. For the purposes of this Agreement, Purchaser shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease, or other title retention agreement relating to such asset.

     "Lockbox" means a lockbox arrangement on terms, and administered by a financial institution, satisfactory at all times to Lender.

     "Lockbox Agreement" means a lockbox agreement in form and substance satisfactory at all times to Lender, which agreement shall be by and among Lender, Purchaser, and the financial institution which serves as administrator for the Lockbox.

     "Losses" means any liability, damage, costs and expenses, including, without limitation, any attorneys' fees, disbursements and court costs, in each case reasonably incurred by a Person, as the case may be, without regard to whether or not such Losses would be deemed material under this Agreement or any other Program Document, provided, however, that "Losses" shall not include any losses based on claims for benefit-of-the bargain (other than with respect to the Purchase Price), lost opportunity costs or similar claims.

     "Margin Stock" means "margin stock" as defined in Regulations T, U or X.

     "Material Adverse Effect" means a material adverse change in any of (a) the financial condition, operations, business, properties or prospects of the Purchaser, (b) the rights and remedies of Lender under the Program Documents, Lender's security interest and Lien against the Collateral, the ability of Purchaser to perform its obligations with respect to the Obligations or under the Program Documents to which it is a party, or the ability of either the Seller or Servicer to perform its respective obligations under the Program Documents to which it is a party (including, without limitation, the repudiation, revocation or any attempt to do the same by any Person obligated under any other Program Document), as applicable, or (c) the legality, validity or enforceability of any Program Document.

     "Minimum Balance" means (a) for the period commencing on the Effective Date, through and including January 12, 2006, $7,500,000 and (b) thereafter, at any time of determination, an amount equal to the greater of (i) the sum of (A) the deductible then existing under the Policy, plus (B) the amount of any additional premiums which, though not currently due and payable, have accrued for payment by Purchaser at the conclusion of the Policy's term, plus (C) an amount equal to three month's interest at an assumed interest rate of four percent per annum on an amount equal to the initial Commitment and (ii) ten percent of the initial Commitment hereunder.

     "Moody's" means Moody's Investor Service, Inc.

     "Multiemployer Plan" has the meaning set forth in Section 4001(a)(3) of ERISA.

     "Nominally Covered" means, with respect to any Account Receivable and at any time of determination, the status that (a) such Account Receivable is eligible for payment under the Policy at such time (assuming a claim with respect to such Account Receivable were validly made thereunder), without regard to any monetary limitations set forth in the Policy with respect to the Policy itself (including, without limitation, any deductible or non-qualifying losses), the applicable Account Debtor, any country (but only if Accounts Receivable payable by Account Debtors in such country are not generally excluded from coverage), or otherwise, and (b) the Account Debtor related to such Account Receivable (i) has been approved by Underwriter or (ii) is otherwise acceptable to Underwriter because of the existence of a discretionary credit limit or similar discretionary approval process allowed under the Policy.

     "Note" means a promissory note substantially in the form attached hereto as Exhibit D, made by Purchaser and payable to Lender with a face amount equal to the initial Commitment, together with all amendments, consolidations, modifications, renewals, and supplements thereto.

     "Obligations" means all Debts, indebtedness, liabilities, covenants, duties and other obligations of Purchaser to Lender included or arising from time to time under this Agreement or any other Program Document, whether evidenced by any note or other writing, including, without limitation, principal, interest, fees, costs, attorneys' fees, and indemnification amounts and any and all extensions or renewals thereof in whole or in part, direct or indirect, absolute or contingent, due or to become due, primary or secondary, or joint or several.

     "Obligee" means the Person to whom payment of an Account Receivable is owed.

     "Officer's Certificate" has the meaning set forth in Section 8.01(d).

     "Original Discount" means, with respect to an Account Receivable purchased under the Program, two percent (2%), expressed as a decimal, times the Uncollected Value of such Account Receivable at the time it is purchased by Purchaser pursuant to the Program Documents.

     "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

     "Permitted Encumbrances" means, as to the Collateral, (a) the Liens granted to Lender and Purchaser under the Program Documents, (b) any Liens or other claims Seller may have to any Designated Receivable and its Related Rights and Property which arise after Seller pays the Settlement Price for such Designated Receivable, (c) any Liens or other claims Underwriter may have in any Purchased Receivable and its Related Rights and Property on account of having paid Policy Proceeds on such Purchased Receivable, and (d) that judgment (and any related
Lien) filed against Seller in Mercer Court (judgment number 63,382-05) in the

State of New Jersey in favor of the State of New Jersey Department of the Treasury, Division of Taxation, on or about March 10, 2005 (but such judgment and related Lien shall be permitted under the Program Documents as a "Permitted Encumbrance" only to the extent the Seller has satisfied the obligation which is the subject of such judgment and any related Lien).

     "Person" means an individual, a corporation, a limited liability company, a partnership, an unincorporated association, a trust or any other entity or organization, including, but not limited to, a government or political subdivision or an agency or instrumentality thereof.

     "Plan" means at any time an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and is either (i) maintained by a member of the Controlled Group for employees of any member of the Controlled Group or (ii) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which a member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.

     "Policy" means, in each case in form and substance satisfactory to Lender,
(a) a receivables insurance policy and all endorsements and other agreements, documents, and instruments relating thereto, issued by Underwriter to Purchaser, and (b) any replacement, substitution, or extension of, or amendments to, such receivables insurance policy (and all endorsements and other agreements, documents, and instruments relating thereto) issued by Underwriter to Purchaser.

     "Policies and Procedures" has the meaning given such term in the Servicing Agreement.

     "Policy Proceeds" means the proceeds paid by Underwriter on a Purchased Receivable submitted for payment under the Policy.

     "Preparation Date" means each date which is two Business Days before each Settlement Date; provided that the initial Preparation Date shall be December 7, 2005, or such other day as to which Purchaser and Lender may agree.

     "Prime Rate" refers to that interest rate so denominated and set by Lender from time to time as an interest rate basis for borrowings. The Prime Rate is but one of several interest rate bases used by Lender. Lender lends at interest rates above and below the Prime Rate.

     "Program" means the program for the Seller's sale, and Purchaser's purchase, of certain of the Seller's Accounts Receivable, and for the funding from time to time of a portion of the Purchase Price thereof by Advances made to Purchaser under this Agreement, all as contemplated by the Program Documents.

     "Program Documents" means each of this Agreement, the Purchase Agreement, the Note, the Servicing Agreement, the Financing Statements, each Settlement Report, each IRPF Receivables Report, each Advance Request, the Subordinated Note, the Purchaser Collateral Disclosure Certificate, the Seller Collateral Disclosure Certificate, the Lockbox Agreement (if any), the Blocked Account Agreement (if any), and all other agreements, documents, or instruments entered into in connection with any of the foregoing as the same may be amended, restated, supplemented, or otherwise modified from time to time.

     "Program Termination Date" means the date on which the Obligations shall have been finally paid in full and Lender's commitment to make Advances has terminated.

     "Public Accountants" means nationally recognized certified public accountants acceptable to Lender.

     "Purchase Agreement" means that certain Receivables Purchase Agreement of even date herewith by and among Seller and Purchaser, as amended, restated, supplemented or otherwise modified from time to time.

     "Purchase Notice" has the meaning given such term in the Purchase
Agreement.

     "Purchase Price" means, with respect to any Account Receivable purchased under the Program, the price paid by Purchaser for the purchase of such Account Receivable, which price shall be an amount equal to its Uncollected Value at the time of purchase by the Purchaser, less the Original Discount, and shall be paid in cash to the extent of the Cash Price and as an accrual on the Subordinated Note to the extent of the Deferred Price; provided, however, that the Purchase Price for a given Account Receivable may be adjusted as set forth in Section 2.5 of the Purchase Agreement to account for a net application of certain Deductions (as provided in such Section 2.5).

     "Purchase Termination Date" means the earliest to occur of the following:

     (a) the date on which the Policy is initially scheduled to expire (or, if the Policy is replaced, substituted, extended, or amended, with Lender's consent and approval, to provide a later expiration date, then such later expiration date);

     (b) the Scheduled Purchase Termination Date (provided that the Scheduled Purchase Termination Date is subject to extension for an additional 364 days, in Lender's sole and absolute discretion, upon Purchaser's request made in writing not more than sixty and not less than thirty days before the then-pending Scheduled Purchase Termination Date);

     (c) the date following delivery of any the Seller's financial statements required to be delivered pursuant to Sections 5.01(a) and (b), and the certificate required pursuant to Section 5.01(d), if such financial statements and certificate indicate that, as of the last day of the fiscal period for which such financial statements and certificate were delivered, (i) Seller's Adjusted Shareholders' Equity is less than $200,000,000.00 or (ii) the aggregate amount of Seller's and its Consolidated Subsidiaries' (other than Purchaser) Cash and Cash Equivalents is less than $40,000,000.00;

     (d) the date on which any judgment is rendered against Seller (or any of its consolidated Subsidiaries) which causes the amount of all judgments rendered against Seller (or such consolidated Subsidiaries) since the Closing Date, in the aggregate, to exceed $25,000,000.00 (in excess of any insurance coverage) or any judgment is rendered against Seller or any consolidated Subsidiary in an aggregate amount in excess of $25,000,000.00, unless (i) such judgment is, within thirty days of the date entered, discharged or stayed pending appeal and, if stayed, is discharged within thirty days after the expiration of such stay or
(ii) Seller delivers to Purchaser and Lender a certificate showing with reasonable detail that, after giving effect to a cash payment of such judgment, Adjusted Shareholders' Equity will equal or exceed $200,000,000.00 and Sellers' and its consolidated Subsidiaries' Cash and Cash Equivalents will equal or exceed $40,000,000.00; and

     (e) Seller defaults on indebtedness in an aggregate amount greater than $25,000,000.00 or there occurs an event which permits, or with the giving of notice or lapse of time (or both) would permit, the holder to accelerate its indebtedness in excess of $25,000,000.00 or terminate its commitment (or take any other action which would have the practical effect of either of the foregoing actions, including, without limitation, any "put" of such indebtedness); provided that, in any of the foregoing cases, if such date is not a Business Day, the Purchase Termination Date shall be the Business Day immediately preceding such date.

     "Purchased Receivable" means an Account Receivable which was actually purchased by Purchaser under and in accordance with the terms of the Purchase Agreement; provided that such Account Receivable shall no longer constitute a Purchased Receivable immediately upon its becoming a Designated Receivable or a Discharged Receivable.

     "Purchaser Collateral Disclosure Certificate" means that certain Collateral Disclosure Certificate dated as of the date hereof, executed and delivered by Purchaser in favor of the Lender.

     "Purchaser's Account" means a deposit account at a domestic financial institution reasonably acceptable to Lender at all times, which account will be owned by Purchaser and into which, among other things, (a) all collections on all Purchased Receivables, Policy Proceeds not received directly by Lender, and all proceeds of either of them will be deposited and all of Purchaser's cash will be maintained on deposit and (b) collections on certain Unsold Receivables may be received, to the extent described in the Purchase Agreement and in the other Program Documents; provided, however, that for purposes of calculating the balance of the Purchaser's Account from time to time under the Program Documents, no items of payment or other collections (or the funds thereof) on any Unsold Receivable shall be included.

     "Related Rights and Property" means, with respect to an Account Receivable and in each case whether now existing or hereafter acquired or arising, (a) all of Obligee's interest in all goods represented by such Account Receivable and in all goods returned by, or reclaimed, repossessed, or recovered from, the Account Debtor; (b) all of Obligee's Books and Records relating to such Account Receivable; (c) all of Obligee's rights in and to (but not its obligations under) the Underlying Contract; (d) all accounts, instruments, general intangibles, documents, chattel paper, and letter of credit rights related to such Account Receivable; (e) all of the collections or payments received and all of Obligee's rights to receive payment and collections on such Account Receivable (unless otherwise accounted for pursuant to Section 2.5 of the Purchase Agreement); (f) all of Obligee's rights as an unpaid lienor or vendor of such goods; (g) all of Obligee's rights of stoppage in transit, replevin, and reclamation relating to such goods or Account Receivable; (h) all of Obligee's rights in and to all security for such goods or the payment of such Account Receivable and guaranties thereof; (i) any collections or casualty insurance proceeds or proceeds from any trade receivables or other insurance (including, without limitation, the Policy and Policy Proceeds) collected or paid on account of such Account Receivable or any of the foregoing; and (j) all of Obligee's rights against third parties with respect thereto.

     "Restricted Payment" means (a) any dividend or other distribution on any shares of Purchaser's equity securities (except dividends payable solely in shares of its equity securities); (b) any payment on account of the purchase, redemption, retirement, defeasance, or other acquisition of or sinking fund for
(i) any shares of Purchaser's equity securities (except shares acquired upon the conversion thereof into other of Purchaser's equity securities), or (ii) any option, capital appreciation rights, stock appreciation rights, warrant, or other right to acquire Purchaser's equity securities; or (c) any payment prior to the scheduled maturity of any of Purchaser's subordinated debt or other Debt (other than the Obligations), provided that payment on the Subordinated Note in accordance with the terms of this Agreement shall not constitute a Restricted Payment.

     "S&P" means Standard & Poor's Rating Group, a division of McGraw-Hill, Inc.

     "Scheduled Purchase Termination Date" means the earlier to occur of (a) the date which is 364 days after the Closing Date and (b) November 30, 2006, subject, in each case, to extension as provided in the definition of "Purchase Termination Date."

     "Seller" means Conexant Systems, Inc.

     "Seller Collateral Disclosure Certificate" means that certain Collateral Disclosure Certificate dated as of the date hereof, executed and delivered by Seller in favor of Purchaser and Lender.

     "Senior Officer" means (a) with respect to any Person which is a corporation, limited liability company, or limited partnership which has duly appointed officers, such Person's president, vice president, treasurer, secretary, general counsel, controller, chief executive officer, and chief financial officer, (b) with respect to any Person which is a member managed limited liability company and which has no duly appointed officers, any member of such Person, (c) with respect to any Person which is a manager managed limited liability company, any manager of such Person which is authorized to act alone on behalf of such Person, and (d) with respect to any Person which is a limited partnership and which has not duly appointed officers, any general partner of such limited partnership.

     "Servicer" means Seller or any successor servicer selected as provided in the Program Documents.

     "Services" has the meaning given such term in the Servicing Agreement.

     "Servicing Agreement" means the Servicing Agreement dated as of even date herewith between Servicer and Purchaser, as amended, restated, supplemented or otherwise modified from time to time.

     "Servicing Agreement Event of Default" has the meaning given such term in the Servicing Agreement.

     "Servicing Fee" has the meaning given such term in the Servicing Agreement.

     "Settlement Date" means (a) the Business Day which is two Business Days after the initial Preparation Date (so long as the Effective Date has occurred before such date), (b) after the initial Settlement Date, the last Business Day of each calendar week (commencing with the calendar week following the initial Settlement Date), (c) the Purchase Termination Date, and (d) any other Business Day agreed to by Lender and Purchaser.

     "Settlement Period" means each period commencing on a Settlement Date and ending on the next occurring Settlement Date; provided that the initial Settlement Period shall commence on the Effective Date and end on the next occurring Settlement Date and the last Settlement Period shall end on the Purchase Termination Date.

     "Settlement Price" means, with respect to any Designated Receivable, the amount Seller is required to pay in repurchasing such Designated Receivable, which amount shall be equal to the Purchase Price paid by Purchaser for such Designated Receivable, as adjusted by agreement of Purchaser, Seller, and Lender on or before the applicable Preparation Date (as part of the settlement process described in Section 3.02 of the Servicing Agreement) to reflect (a) any Deductions which have occurred or exist with respect to such Designated Receivable and (b) any payments which have been made on the principal portion of such Designated Receivable.

     "Settlement Report" means a report substantially in the form of Exhibit C, as the same may be amended, restated, supplemented, or otherwise modified from time to time, or such other form acceptable to Lender.

     "Standard Terms" means, with respect to any Account Debtor, the terms and conditions related to the Seller's selling and shipping of its products to such Account Debtor which have been approved by Underwriter and are in accordance with the Policy.

     "Subordinated Note" means the promissory note substantially in the form of Exhibit E, attached hereto and made a part hereof, executed and delivered by Purchaser to Seller.

     "Subsidiary" means, with respect to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the such Person.

     "True-Up Reserve" means a reserve which Lender may establish from time to time in its commercially reasonable discretion but only in accordance with the following:

     (a) the True-Up Reserve shall be implemented only for purposes of mitigating Lender's credit exposure on account of the accounting for, or the timing, volume, size, application, or Seller's approval or granting of, Deductions (including, without limitation, Earned Rebates and rebates which, but for Seller's delay in issuing a credit memorandum therefor, would constitute Earned Rebates);

     (b) the True-Up Reserve shall not be implemented unless Lender demonstrates in a writing of reasonable detail that, because of the matters described in the preceding subclause (a), there is a substantial likelihood of Lender's having credit exposure in excess of that contemplated by the Program Documents;

     (c) the True-Up Reserve shall be implemented no earlier than seven days after Lender shall have provided Purchaser the writing described in the preceding subclause (b), and, during such seven-day period before the implementation of any True-Up Reserve, Lender will make itself reasonably available to Purchaser so that Purchaser has an opportunity to comment on Lender's accounting of the matters described in the preceding subclauses (a) and
(b);

     (d) the True-Up Reserve, if implemented, will be recalculated from time to time by Lender (not less frequently than monthly or otherwise upon the reasonable request of Purchaser) so that the amount of the True-Up Reserve is never in excess of that needed to mitigate the matters described in subclauses
(a) and (b) (as determined by Lender in its commercially reasonable discretion); and

     (e) the True-Up Reserve will be determined by Lender based solely on a commercially reasonable interpretation of the economic and accounting matters described in the preceding subclauses (a) and (b) and shall not be arbitrary.

     "UCC" shall mean Article 9 of the Uniform Commercial Code as adopted in the State of New York, as amended from time to time.

     "Uncollected Value" means, with respect to a Purchased Receivable, the Face Value of such Purchased Receivable, less any payments which have been made on the principal portion of such Purchased Receivable, less any Deductions taken or existing with respect to such Purchased Receivable, less any portion of the Face Value of any Purchased Receivable which has been placed in dispute by the related Account Debtor (but only until such dispute is settled), but excluding for purposes of calculating its Uncollected Value any unaccrued, accrued, paid, or unpaid interest, or other extraneous costs and expenses relating to such Purchased Receivable (other than shipping charges, to the extent such shipping charges are Nominally Covered by the Policy).

     "Underlying Contract" means, with respect to any Account Receivable, the contract or agreement, in whatever form, which gave rise to such Account Receivable, but only to the extent such contract or agreement relates to such Account Receivable.

     "Underwriter" means Atradius Trade Credit Insurance, Inc., and, thereafter, any Person selected by Purchaser, so long as (a) the selection of such Person as Underwriter will not cause or result in an Event of Default, (b) such Person is acceptable to Lender at the time of such selection, and (c) such Person otherwise satisfies any conditions precedent set forth in the Program Documents.

         "Unfunded Vested Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the present value of all vested nonforfeitable benefits under such Plan exceeds (ii) the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the Controlled Group to the PBGC or the Plan under Title IV of ERISA.

     "Unsold Receivable" means an Account Receivable, owned by Seller, but with respect to which Seller has directed the respective Account Debtor to make payment on such Account Receivable to the Lockbox, for purposes of mitigating Account Debtor confusion over to whom such Account Debtor should make payment on such Account Receivable.

     "Unused Commitment" means, at the time of determination, the amount, if any, by which the Commitment exceeds the Aggregate Advances.

     SECTION 1.02. Accounting Terms and Determinations. Unless otherwise specified herein, all terms of an accounting character used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with GAAP, applied on a basis consistent (except for changes concurred in by the Public Accountants or otherwise required by a change in
GAAP) with the most recent audited consolidated financial statements of Seller and its Subsidiaries delivered to Lender.

     SECTION 1.03. References. Unless otherwise indicated, references in this Agreement to "articles," "exhibits," "schedules," "sections," and other subdivisions are references to articles, exhibits, schedules, sections and other subdivisions hereof.

     SECTION 1.04. Use of Defined Terms. All terms defined in this Agreement shall have the same defined meanings when used in any of the other Program Documents, unless otherwise defined therein or unless the context shall require otherwise. The terms "accounts," "chattel paper," "instruments," "general intangibles," "inventory," "equipment," and "fixtures," as and when used herein and in the other Program Documents, shall have the same meanings given such terms under the UCC.

     SECTION 1.05. Terminology. The terms "herein," "hereof," and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding." All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations. All references to any of the Program Documents shall include any and all amendment or modifications thereto and any and all restatements, extensions or renewals thereof. All references to any Person shall mean and include the successors and permitted assigns of such Person. All references to "including" and "include" shall be understood to mean "including, without limitation." All references to the time of day shall mean the time of day on the day in question in Philadelphia, Pennsylvania, unless otherwise expressly provided in this Agreement. A Default or an Event of Default shall be deemed to exist at all times during the period commencing on the date that such Default or Event of Default occurs to the date on which such Default or Event of Default is waived in writing pursuant to this Agreement or, in the case of a Default, is cured within any period of cure expressly provided in this Agreement; and an Event of Default shall "continue," be "continuing," or "in existence" until such Event of Default has been waived in writing by Lender or cured. Whenever the phrase "to the best of Purchaser's knowledge" or words of similar import relating to the knowledge or the awareness of any Purchaser are used herein, such phrase shall mean and refer to the actual knowledge of a Senior Officer of Purchaser. All references to "acceptable" or "satisfactory" shall, unless expressly provided otherwise, be deemed to mean "reasonably acceptable" or "reasonably satisfactory." All calculations of money values shall be in Dollars, all Advances made hereunder shall be funded in Dollars, and all amounts payable in respect of any of the Obligations shall be paid in Dollars. To the extent any party hereto shall have the right to consent to the taking of any action hereunder, such consent shall not be unreasonably withheld or delayed (unless otherwise specifically indicated).

                              ARTICLE 2. ADVANCES

     SECTION 2.01. Commitment to Make Advances. Lender agrees, subject to the terms and conditions set forth herein, to make Advances to Purchaser (each of which shall be evidenced by the Note) from time to time on a Settlement Date and before the Purchase Termination Date, so long as no Default or Event of Default shall be in existence on such Settlement Date; provided that, immediately after each such Advance is made, the Aggregate Advances will not exceed the Borrowing Base. Lender shall have no obligation to make any Advance in an amount less than the lesser of (a) $500,000.00 and (b) the Unused Commitment.

     SECTION 2.02. Method of Borrowing. No later than 4:00 P.M. (Philadelphia, Pennsylvania, time) at least two Business Days before a Settlement Date on which Purchaser desires Lender to make an Advance, Purchaser shall deliver, or cause to be delivered, to Lender an Advance Request, which Advance Request need not be executed when first delivered on such date provided Lender receives a duly executed Advance Request no later than 10:00 A.M. (Philadelphia, Pennsylvania, time) on the Settlement Date on which such Advance is to be made. On the Settlement Date indicated in such Advance Request, Lender will, before 4:00 P.M. (Philadelphia, Pennsylvania, time) on such Settlement Date make the Advance in the amount described in the Advance Request (subject to all other conditions set forth herein) and, where applicable, will initiate wire transfers before close of business on such Settlement Date to pay the proceeds of such Advance in accordance with the instructions provided by Purchaser in writing from time to time in such Advance Request.

     SECTION 2.03. Final Payment of Aggregate Advances. All of the Obligations shall mature, and the principal amount thereof will be due and payable, no later than the Final Payment Date, unless the Obligations will be due and payable prior thereto by reason of the provisions of this Agreement. To the extent not repaid on any Settlement Date, the Aggregate Advances shall automatically be deemed to have been reborrowed at the Interest Rate for the following Settlement Period, and the Aggregate Advances (plus any additional Advances accruing thereto) shall continue to be automatically reborrowed for successive Settlement Periods at the Interest Rate until paid, except as set forth in Article 7.

     SECTION 2.04. Interest Rate.

     (a) The Aggregate Advances outstanding from time to time shall bear interest until paid at a variable rate of interest per annum equal to the Interest Rate. Except as provided in Article 7, the Interest Rate shall be fixed during each Settlement Period, but shall be subject to increase or decrease on each Settlement Date in accordance with the definition of "LIBOR." Interest shall be calculated on an assumed year of 360 days for the actual number of days elapsed. Accrued but unpaid interest shall be due and payable, in arrears, on each Settlement Date other than the initial Settlement Date. In no event may the Interest Rate, or the amount of interest paid on the Aggregate Advances, exceed the maximum rate of interest permitted by law.

     (b) Any overdue principal of and, to the extent permitted by law, overdue interest on the Aggregate Advances shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the Default Rate. After the occurrence and during the continuance of an Event of Default, the Aggregate Advances (and, to the extent permitted by applicable law, all accrued interest thereon) shall bear interest at the Default Rate from the date of such Event of Default, which date shall be deemed to be the date on which such Event of Default occurred and not the date such Event of Default is discovered or otherwise made known to any Person.

     SECTION 2.05. Fees. On each Settlement Date for the Settlement Period then ending, Purchaser shall pay to Lender, in arrears, a commitment fee (the "Commitment Fee") equal to 0.20% per annum, times the average daily amount of the Unused Commitment during such Settlement Period (as determined without regard to the application of any payments made or to be made on such Settlement Date or the making of any Advances on such Settlement Date); provided, however, that the Commitment Fee shall not commence to accrue until December 9, 2005. The Commitment Fee shall be determined on an assumed year of 360 days for the actual number of days elapsed. Purchaser shall pay, or cause to be paid, all fees which are due and payable under that certain mandate letter by and between Lender and Seller dated July 26, 2005 (as amended), and all other fees, charges, and expenses required to be paid to Lender from time to time under the Program Documents; provided, however, that the unpaid portion of the "Final Program Fee" (as defined in such mandate letter) shall not be due and payable until the first Settlement Date occurring on or after January 13, 2006.

     SECTION 2.06. Termination or Reduction of Commitment.

     (a) Purchaser may, with thirty days prior written notice to Lender, terminate the Commitment in its entirety as of any Settlement Date.

     (b) In any event, the Commitment shall terminate in full no later than the Purchase Termination Date.

     (c) The Commitment shall be reduced from time to time without notice to Purchaser so that it is at no time greater than the Available Proceeds.

     (d) By providing thirty days' written notice to Lender, Purchaser may voluntarily reduce the Commitment in part from time to time (but not more than two times) by an amount equal to $5,000,000.00 or any greater amount that is an integral multiple of $5,000,000.00; provided that no such reduction shall be permitted to the extent it would cause the Commitment to be less than $50,000,000.00; and provided further that, after any such reduction, the Commitment may not be increased, except by written agreement of the Lender.

     SECTION 2.07. Repayment of the Aggregate Advances.

     (a) Before the Purchase Termination Date, Purchaser shall have no obligation to repay any principal amount of the Aggregate Advances, except as otherwise provided herein.

     (b) On any date on which the Commitment is reduced or terminated, Purchaser shall (i) repay such amounts on the Aggregate Advances which are necessary so that the Aggregate Advances, after giving effect to such payment, shall not exceed the Borrowing Base, as reduced on account of the reduction or termination of the Commitment, and (ii) pay all accrued but unpaid fees and interest.

     (c) If on any Settlement Date the Aggregate Advances exceed the Borrowing Base, Purchaser shall repay such amounts on the Aggregate Advances which are necessary so that the Aggregate Advances, after giving effect to such payment, shall not exceed the Borrowing Base.

     (d) All Policy Proceeds shall be paid directly to Lender and the Commitment reduced, without prior notice to Purchaser, by the amount of such Policy Proceeds.

     (e) All cash or cash equivalent amounts received by Purchaser on account of Seller's repurchase of any Designated Receivable shall be deposited directly into the Purchaser's Account, without setoff, counterclaim, or any other deduction, and applied in accordance with Section 2.08.

     SECTION 2.08. General Provisions as to Payments.

     (a) Purchaser shall make each payment of principal of, and interest on, the Aggregate Advances and of fees hereunder, without any setoff, counterclaim or any deduction whatsoever, not later than 1:00 P.M. (Philadelphia, Pennsylvania, time) on the date when due, in Federal or other funds immediately available in Philadelphia, Pennsylvania, to Lender at its address referred to in Section 9.01, and all payments received by Lender after 1:00 P.M. (Philadelphia, Pennsylvania, time) on any Business Day shall be deemed to be received on the following Business Day; provided, however, that the aforementioned requirements as to the timing of payment shall not apply with respect to payments to be made pursuant to or in accordance with a Settlement Report which has been timely delivered to Lender and for which Seller, Servicer, and Purchaser, as applicable, have timely delivered all material and information related thereto in accordance with the Program Documents.

     (b) Whenever any payment of principal of, or interest on, the Aggregate Advances or fees or interest hereunder shall be due on a day which is not a Business Day, the date for payment thereof shall be due and payable on the immediately following Business Day.

     (c) All payments of principal, interest, fees, and all other amounts to be made by Purchaser with respect to the Obligations or otherwise pursuant to this Agreement shall be paid without deduction for, and free from, any tax, imposts, levies, duties, deductions, or withholdings of any nature now or at anytime hereafter imposed by any Governmental Body thereon or therein.

     (d) Except as set forth in Section 2.08(e) and (f), on each Settlement Date the amount of (x) the Advance (if any) being made on such Settlement Date, plus
(y) the collected balance in the Purchaser's Account as of the open of business on the Preparation Date immediately preceding such Settlement Date (other than that portion of such collected balance which represents collections which have been received, but not yet identified and applied to a specific Account Debtor in an IRPF Receivables Report delivered to Purchaser by Servicer and collections on Unsold Receivables), plus (z) subject to the proviso clause below, the principal balance of, and interest accrued on, any and all of Purchaser's Investments shall be applied in the following order (and in no other order without Lender's prior written consent until the amounts due and payable in each category are fully paid): (i) first, to Underwriter for payment of any premiums and other fees necessary to keep the Policy in full force and effect; (ii) second, to Servicer in payment of all Servicing Fees; (iii) third, toward the payment of all fees and expenses related to the Lockbox and the administration thereof; (iv) fourth, towards payment of reasonable business costs and expenses of Purchaser, including without limitation, reasonable attorneys' fees; (v) fifth, to Lender in payment of accrued interest then due and payable in respect of the Aggregate Advances; (vi) sixth, to Lender in payment of principal of the Aggregate Advances, but only to the extent necessary to reduce the Aggregate Advances to an amount less than or equal to the Borrowing Base; (vii) seventh, to Lender to pay the amount of expenses that have not been reimbursed to Lender by Purchaser in accordance with the terms of this Agreement, together with any interest accrued thereon; (viii) eighth, to Lender to reimburse Lender for any indemnities owed by Purchaser to Lender under this Agreement or the other Program Documents; (ix) ninth, to Lender to pay any fees due and payable to Lender and arising under this or any other Program Document, including, without limitation, the Commitment Fee; (x) tenth, to Purchaser for deposit into the Purchaser's Account or to invest in accordance with Section 5.13(f), until the aggregate amount of the balance in the Purchaser's Account and the amount of such investments equals the Minimum Balance; (xi) eleventh, to Seller as payment on the Purchaser's obligations under the Subordinated Note; and (xii) lastly, to Purchaser or such other Person who is lawfully entitled thereto for proper disposition (in accordance with this Agreement) as such Person determines; provided that, in the event any Accounts Receivable are to be purchased by Purchaser on such Settlement Date, the payments described in this Section 2.08(d)(xi) and (xii) shall be made only after Purchaser pays Seller the Cash Price for all Accounts Receivable being so purchased; provided further that, (A) so long as Purchaser has sufficient funds in the Purchaser's Account to satisfy all payments in clauses (i) through and including (ix), and (B) the Purchaser is in compliance with all conditions set forth in Section 5.13(f) with respect to all of its Investments, the Purchaser need not apply the principal balance of, and interest accrued on, any of Purchaser's Investments to the payments provided for in this Section 2.08(d).

     (e) Except as set forth in Section 2.08(f), during the existence of any Event of Default or at all times after the Purchase Termination Date or at all times after the Obligations have become due and payable for whatever reason, all monies in the Purchaser's Account on any Business Day (other than collections received on any Unsold Receivables), plus the principal balance of, and interest accrued on, any and all of Purchaser's Investments shall be applied in the following order (and in no other order without Lender's prior written consent until all amounts due and payable within each category are fully paid): (i) first, to Underwriter for payment of any premiums and other fees necessary to keep the Policy in full force and effect; (ii) second, to Servicer in payment of all Servicing Fees; (iii) third, toward the payment of all fees and expenses related to the Lockbox and the administration thereof; (iv) fourth, to Lender in payment of accrued interest then due and payable in respect of the Aggregate Advances; (v) fifth, to Lender to pay the amount of expenses that have not been reimbursed to Lender by Purchaser in accordance with the terms of this Agreement or the other Program Documents, together with any interest accrued thereon; (vi) sixth, to Lender to reimburse Lender for any indemnities owed by Purchaser to Lender under this Agreement or the other Program Documents; (vii) seventh, to Lender to pay any fees due and payable to Lender and arising under this or any other Program Document, including, without limitation, the Commitment Fee;
(viii) eighth, to Lender in payment of principal of the Aggregate Advances; (ix) ninth, to other business costs and expenses, including without limitation reasonable attorneys' fees; (x) tenth, to Seller as payment on the Purchaser's obligations under the Subordinated Note; and (xi) lastly, to Purchaser or such other Person who is lawfully entitled thereto for proper disposition (in accordance with this Agreement) as such Person determines.

     (f) Lender acknowledges and agrees that, in the Purchase Agreement, Purchaser and Seller (i) have acknowledged that certain, but not necessarily all, of the Accounts Receivable from time to time owing by a given Account Debtor may be sold to Purchaser and that each such Account Debtor may experience confusion at a given time over to whom it should make payment on such Accounts Receivable and (ii) have agreed that, to mitigate this risk of confusion and the associated delay in collecting such Accounts Receivable (both Purchased Receivables and Unsold Receivables), Seller may direct those Account Debtors who have been pre-approved by the Underwriter and whose Accounts Receivable are Nominally Covered to make payment on Unsold Receivables to the Lockbox. Any items of payment or other collections on Unsold Receivables received into the Lockbox will be endorsed over to Purchaser and deposited in the Purchaser's Account and, on each Settlement Date, such items of payment or other collections will paid over to Seller, in full, in accordance with Seller's lawful instructions provided from time to time to Purchaser, Servicer, and Lender, to the extent such items of payment or other collections (i) have been reasonably identified as payment on an Unsold Receivable and (ii) have cleared the customary bank collection process for payments of like kind. Lender acknowledges and agrees that neither Purchaser nor Lender has any rights in and to any items of payment or other collections on any Unsold Receivables (other than as are necessary to process such items of payment or other collections in accordance with the terms of the Program Documents) and agrees to cooperate with Servicer and Purchaser in ensuring that all items of payment or other collections on any Unsold Receivables (or the funds thereof) are paid over to Seller on each Settlement Date in accordance with the terms of the Program Documents. To this end, all funds in the Purchaser's Account which represent items of payment or other collections on Unsold Receivables shall, without conditions (other than as provided above), be paid over to Seller on each Settlement Date before any payments are otherwise made pursuant to Sections 2.08(d) and 2.08(e) or otherwise, regardless of whether there then exists any Default or Event of Default. Purchaser and Lender also agree that, any other term of this Agreement to the contrary notwithstanding, none of the items of payment or other collections on any Unsold Receivables shall be used in any manner in the calculation and determination of the balance of the Purchaser's Account.

     (g) In addition to the provisions of the foregoing clause (f), in the event any funds are, through mistake or misdirection (such that Purchaser was not the intended or rightful recipient of such funds), deposited into the Purchaser's Account, Lender will cooperate with Purchaser in causing the depository institution at which the Purchaser's Account is maintained to disburse such funds to the proper Person; provided Lender must receive from Purchaser evidence of the mistake or misdirection and wire instructions for the Person to whom such funds should be directed.

     SECTION 2.09. Lockbox; Purchaser's Account; Blocked Account Agreement.

     (a) Purchaser shall establish and, until the Program Termination Date, continuously maintain, the Purchaser's Account and the Lockbox into which the Seller, Servicer, and/or Purchaser shall cause all Account Debtors of the Purchased Receivables to remit all cash, checks, drafts, items and other instruments for the payment of money which it now has or may at any time hereafter receive in full or partial payment on or collection of the Purchased Receivables or the proceeds of the Purchased Receivables. (Moreover, Seller may direct certain Account Debtors to make payment on Unsold Receivables to the Lockbox, to the extent provided for in the Purchase Agreement and the other Program Documents.) In the event any items of payment on any Purchased Receivables are inadvertently received by Purchaser or any other Person, whether or not in accordance with the terms of this Agreement or any other Program Document, Purchaser or such other Person shall be deemed to hold the same in trust for the benefit of Lender and shall promptly deposit such items of payment in the Purchaser's Account without setoff, counterclaim, or other deduction. Servicer shall cause the Lockbox administrator to remove all payment items from the Lockbox on each Business Day and deposit such items in the Purchaser's Account, all without setoff, counterclaim, or other deduction.

     (b) If the Lockbox administrator is different from the bank at which the Purchaser's Account is maintained or if the Lockbox is not administered by Lender, the Purchaser shall cause the Lockbox administrator to execute and deliver, and Purchaser shall execute and deliver, a Lockbox Agreement governing the disposition of collections received in such Lockbox and granting Lender a security interest in and to Purchaser's rights in and to such Lockbox. If the Purchaser's Account is not maintained at Lender, Purchaser shall execute and deliver, and shall cause the bank at which the Purchaser's Account is maintained to execute and deliver, a Blocked Account Agreement. If the Lockbox administrator is the same Person at which the Purchaser's Account is maintained, the Lockbox Agreement and the Blocked Account Agreement may be combined into a single document in form and substance satisfactory to Lender.

                             ARTICLE 3. COLLATERAL

     SECTION 3.01. Grant of Security Interest. As security for the payment of all Obligations, Purchaser hereby grants to Lender a continuing, general lien upon and security interest and security title in and to all of the Purchaser's assets and properties, whether real, personal, mixed, or tangible or intangible, including, without limitation, the Purchaser's Account, the Lockbox, all of the Purchased Receivables and their Related Rights and Property, and all of the following described property, wherever located, whether now existing or hereafter acquired or arising, namely, all of Purchaser's (a) "accounts" (as this and all other terms in quotations in this Section 3.01 are defined in the
UCC), (b) "general intangibles," (c) "instruments," (d) "goods," (e) "chattel paper," (f) "documents," (g) "letter of credit rights," (h) "deposit accounts,"
(i) "investment property," and (j) all products and/or proceeds of any and all of the foregoing, and the proceeds of such proceeds, including, without limitation, insurance proceeds, Policy Proceeds, and all Related Rights and Property; provided, however, that the security interest provided for herein shall not at any time attach to or cover any items of payment or other collections received in the Lockbox or by Lender on any Unsold Receivables or the proceeds thereof (including, without limitation, any funds on deposit in the Purchaser's Account to the extent such funds represent items of payment or other collections on Unsold Receivables) and Lender shall not claim any right against such items of payment or other collections.

     SECTION 3.02. Further Assurances. Purchaser shall duly execute and/or deliver (or cause to be duly executed and/or delivered) to Lender any instrument, agreement, invoice, document, document of title, dock warrant, dock receipt, warehouse receipt, bill of lading, order, Financing Statement, assignment, waiver, consent or other writing which may be reasonably necessary to Lender to carry out the terms of this Agreement and any of the other Program Documents and to perfect its security interest or intended security interest in and facilitate the collection of the Collateral, the proceeds thereof, and any other property at any time constituting security or intended to constitute security to Lender. Purchaser shall perform or cause to be performed such acts as Lender may request to establish and maintain for Lender a valid and perfected security interest in and security title to the Collateral, free and clear of any Liens except Permitted Encumbrances.

     SECTION 3.03. Termination of Security Interest. Lender agrees that it shall, upon the full and final payment and performance of all Obligations and the termination of the Commitment, at Purchaser's cost and expense, execute and deliver such documents, agreements, or instruments which are necessary to terminate and release all Liens on the Collateral arising pursuant to the Program Documents.

                   ARTICLE 4. REPRESENTATIONS AND WARRANTIES

     Purchaser represents and warrants to Lender that:

     SECTION 4.01. Limited Liability Company Existence and Power. Purchaser is a limited liability company duly formed, validly existing, and in good standing under the laws of the State of Delaware, is duly qualified to transact business in every jurisdiction where, by the nature of its business, such qualification is necessary, and has all limited liability company powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except where any such failure to qualify or have all required governmental licenses, authorizations, consents and approvals does not have and could not reasonably be expected to cause a Material Adverse Effect.

     SECTION 4.02. Limited Liability Company and Governmental Authorization; No Contravention. Purchaser's execution, delivery, and performance of this Agreement, the Note, and the other Program Documents (i) are within Purchaser's limited liability company powers, (ii) have been duly authorized by all necessary limited liability company action, and have been executed on behalf of Purchaser by duly authorized officers, members, or managers, as applicable,
(iii) require no action by or in respect of or filing with, any Governmental Body, (iv) do not contravene, or constitute a default under, any provision of applicable law or regulation or of Purchaser's charter documents or operating or limited liability company agreement or of any agreement, judgment, injunction, order, decree, or other instrument binding upon Purchaser, and (v) do not result in the creation or imposition of any Lien on any asset of Purchaser except as created by the Program Documents.

     SECTION 4.03. Litigation. There is no action, suit, or proceeding pending or threatened against or affecting Purchaser before any Governmental Body which could reasonably be expected to have a Material Adverse Effect.

     SECTION 4.04. Binding Effect. This Agreement constitutes a valid and binding agreement of Purchaser enforceable in accordance with its terms, and the Note and the other Program Documents, when executed and delivered in accordance with this Agreement, will constitute valid and binding obligations of Purchaser and the Seller enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting creditors' rights generally or by general principals of equity.

     SECTION 4.05. Financial Information.

     (a) The (i) audited consolidated financial statements (including the balance sheet and statements of income, shareholders' equity, and cash flows) of Seller and its consolidated Subsidiaries for the Fiscal Year ending on September 30, 2004, copies of which have been delivered to Lender, and (ii) unaudited consolidated financial statements (including the balance sheet and statements of income and cash flows) of Seller and its consolidated Subsidiaries for the interim periods ended on December 31, 2004, March 31, 2005, and June 30, 2005, copies of which have been delivered to Lender, fairly present, in conformity with GAAP, the consolidated financial position of Seller and its consolidated Subsidiaries as of such dates and their consolidated results of operations and cash flows for such periods stated, subject, in the case of clause (ii) to the absence of footnotes and to normal year-end audit adjustments.

     (b) Since June 30, 2005, there has been no event, act, condition, or occurrence having a Material Adverse Effect.

     SECTION 4.06. Margin Stock. Purchaser is not engaged principally, or as one of its important activities, in the business of purchasing or carrying any Margin Stock, and no part of the proceeds of any Advance will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock, or be used for any purpose which violates, or which is inconsistent with, the provisions of Regulation T, U, or X.

     SECTION 4.07. Good Title. Purchaser is the legal and beneficial owner of the Purchased Receivables and their Related Rights and Property, or possesses a valid and perfected security interest therein, in each case, free and clear of any Lien, except Permitted Encumbrances. There have been duly filed all Financing Statement or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect Purchaser's ownership in each Purchased Receivable and their Related Rights and Property.

     SECTION 4.08. Perfection; No Liens. This Agreement is effective to create a valid security interest in the Collateral in favor of Lender. There have been duly filed all Financing Statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect Lender's security interest in and to the Collateral. The Collateral is free of any Liens except Permitted Encumbrances.

     SECTION 4.09. Compliance with Laws; Payment of Taxes. Purchaser is in material compliance with all applicable laws, regulations and similar requirements of governmental authorities. There have been filed on behalf of Purchaser all Federal, state and local income, excise, property and other tax returns which are required to be filed by it and all taxes due pursuant to such returns or pursuant to any assessment received by or on behalf of Purchaser have been paid.

     SECTION 4.10. Investment Company and Public Utility Holding Acts. Purchaser is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended. Purchaser is not a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

     SECTION 4.11. No Default. Purchaser is not in default under or with respect to any agreement, instrument, or undertaking to which it is a party or by which it or any of its property is bound which could reasonably be expected to have or cause a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

     SECTION 4.12. Insolvency. After giving effect to the execution and delivery of the Program Documents and the incurrence of the Obligations under this Agreement (a) Purchaser will not (i) be "insolvent," as such term is defined in ss. 101 of the Bankruptcy Code, or Section 2 of either the "UFTA" or the "UFCA", or as defined or used in any "Other Applicable Law" (as those terms are defined below), or (ii) be unable to pay its debts generally as such debts become due within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA or Section 6 of the UFCA, or (iii) have an unreasonably small capital to engage in any business or transaction, whether current or contemplated, within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA or Section 5 of the UFCA; and (b) the Obligations of Purchaser under the Program Documents will not be rendered avoidable under any Other Applicable Law. For purposes of this Section 4.12, "UFTA" means the Uniform Fraudulent Transfer Act, "UFCA" means the Uniform Fraudulent Conveyance Act, and "Other Applicable Law" means any other applicable law pertaining to fraudulent transfers or acts voidable by creditors, in each case as such law may be amended from time to time.

     SECTION 4.13. Insurance. The Policy has been validly executed and delivered by Purchaser and all premiums and other fees with respect to the Policy which are due and payable have been paid, and, to the best knowledge of Purchaser, the Policy is in full force and effect. Purchaser has delivered to Lender a true and complete copy of the Policy on or before the date hereof. All information heretofore furnished by Purchaser, Seller, or Servicer (but only if Servicer is Conexant or an Affiliate of Conexant) to Underwriter for purposes of or in connection with the Policy or any transaction contemplated by the Program Documents is, and all such information hereafter furnished by Purchaser, Seller, or Servicer (but only if Servicer is Conexant or an Affiliate of Conexant) to Underwriter will be, true, accurate, and complete in every material respect on the date such information is stated or certified and does not and will not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein, taken as a whole in light of the circumstances in which they were made, not misleading.

     SECTION 4.14. Capital Structure. All of Purchaser's issued and outstanding equity securities are legally and beneficially owned by Seller, free and clear of any Lien; all of such securities have been validly issued, fully paid, and are nonassessable; and there are no options, warrants, or other rights to acquire any of Purchaser's securities. Purchaser has no Subsidiaries.

     SECTION 4.15. Collateral Information. Purchaser is a limited liability company validly existing and in good standing under the laws of the state of its formation or organization and is authorized under such laws to conduct its business as currently conducted and to own its assets (including but not limited to its Accounts Receivable) as currently owned. The location of Purchaser's chief executive office and all of its Books and Records relating to its Accounts Receivable, the state of formation of the Purchaser, the Purchaser's federal tax identification number, and the Purchaser's organizational identification number are identified in the Purchaser Collateral Disclosure Certificate.

     SECTION 4.16. Force Majeure. None of Purchaser's or the Seller's respective businesses is suffering from effects of fire, accident, strike, drought, storm, earthquake, embargo, tornado, hurricane, act of God, acts of a public enemy, or other casualty that could reasonably be expected to have or cause a Material Adverse Effect.

     SECTION 4.17. Subordinated Note. The Subordinated Note is subordinate in payment and all other respects to the payment and performance of the Obligations to the extent and on the terms described therein.

     SECTION 4.18. Program Documents. Each of the Program Documents, including without limitation, the Purchase Agreement and the Servicing Agreement, is in full force and effect and each of Seller, Purchaser, and Servicer (but only if Servicer is Conexant or an Affiliate of Conexant) is in material compliance with the terms and conditions set forth in such Program Documents.

     SECTION 4.19. No Outside Collection Agencies. Purchaser has not employed or used the services of any outside collection agencies or other third parties for the purposes of collection or enforcement of any of the Purchased Receivables other than as contemplated in the Servicing Agreement or as may otherwise be required by Underwriter, so long as Purchaser has notified Lender of such Underwriter requirements.

     SECTION 4.20. [Intentionally Omitted].

     SECTION 4.21. Nature of Purchased Receivables. Each Purchased Receivable constitutes an "account," "chattel paper," or "general intangible," as such terms are defined in the UCC.

     SECTION 4.22. Purchaser's Account. The information relating to the Purchaser's Account on Schedule 4.22, attached hereto and made a part hereof, is true and correct in all respects.

     SECTION 4.23. Full Disclosure. All information heretofore furnished by Conexant or an Affiliate of Conexant (but only in their respective capacity as Servicer), Purchaser, or Seller to Lender for purposes of or in connection with this Agreement, the other Program Documents, the Program, or any transaction contemplated hereby or thereby is, and all such information hereafter furnished by Conexant or an Affiliate of Conexant (but only in their respective capacity as Servicer), Purchaser, or Seller to Lender will be, true, accurate, and complete in every material respect on the date such information is stated or certified and does not and will not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein, taken as a whole in light of the circumstances in which they were made, not misleading. Conexant and each of its Affiliates (but only in their respective capacity as Servicer), Purchaser, and Seller have disclosed to Lender in writing any and all facts of which they have knowledge and which could reasonably be expected to have or cause a Material Adverse Effect.

     SECTION 4.24. Survival of Representations and Warranties. Purchaser covenants, warrants, and represents to Lender that all of Purchaser's representations and warranties contained in this Agreement or any of the other Program Documents shall be true at the time of the execution of this Agreement and the other Program Documents and shall survive the execution, delivery, and acceptance thereof by Lender and the parties thereto and the closing of the transactions described therein or related thereto.

     SECTION 4.25. Restating of Representations and Warranties. Each of the representations and warranties of Purchaser contained herein shall be made as of the Closing Date and (other than the representation set forth in Section 4.05(b)) shall be deemed restated and made by Purchaser on the date each Advance is made.

                              ARTICLE 5. COVENANTS

     Purchaser agrees that, until the Program Termination Date:

     SECTION 5.01. Information. Purchaser will deliver, or cause to be delivered, to Lender:

     (a) as soon as available and in any event within ninety days after the end of each Fiscal Year, audited consolidated financial statements (including the balance sheet and statements of income and cash flows) of Seller and its consolidated Subsidiaries as of the end of such Fiscal Year, setting forth in each case in comparative form the figures for the previous fiscal year (which information shall be deemed delivered for a given Fiscal Year if the United States Securities and Exchange Commission Form 10-K with respect to Seller for such Fiscal Year is publicly available within the time constraints set forth herein at no more than nominal cost);

     (b) as soon as available and in any event within forty-five days after the end of each Fiscal Quarter, consolidated financial statements (including the balance sheet and statements of income and cash flows) of Seller and its consolidated Subsidiaries as of the end of such Fiscal Quarter, and for the portion of the Fiscal Year ending on such date, setting forth in comparative form the figures for the corresponding Fiscal Quarter and the corresponding portion of the previous Fiscal Year (which information shall be deemed delivered for a given Fiscal Quarter if the United States Securities and Exchange Commission Form 10-Q with respect to Seller for such Fiscal Quarter is publicly available within the time constraints set forth herein at no more than nominal cost), all certified (subject to the absence of footnotes and normal year-end adjustments) as to fairness of presentation, GAAP, and consistency by a Senior Officer of Seller;

     (c) simultaneously with the delivery of each set of annual financial statements referred to in paragraph (a) above, (i) a report and opinion of the Public Accountants (which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any "going concern" or like assumption, qualification or exception or any assumption, qualification or exception as to the scope of the audit) and (ii) promptly upon its becoming available to Seller, a copy of each management letter furnished to Seller by the Public Accountants;

     (d) simultaneously with the delivery of each set of financial statements referred to in paragraphs (a) and (b) above, (i) internally prepared, unaudited financial statements for Purchaser for the same periods and with the same reporting requirements as required of Seller and its consolidated Subsidiaries in paragraphs (a) and (b), above, certified as to fairness of presentation, GAAP, and consistency by a Senior Officer of Purchaser or on behalf of Purchaser by a Senior Officer of Servicer and (ii) a certificate in form and substance reasonably satisfactory to Lender in which the calculation of Adjusted Shareholders' Equity and the aggregate amount of the Seller's and its Consolidated Subsidiaries' Cash and Cash Equivalents is set out in reasonable detail as of the end of the fiscal period for which such financial statements were delivered.

     (e) (i) on each Preparation Date, or at such other times as may be requested by Lender, a fully executed Settlement Report and (ii) as requested by Lender, an IRPF Receivables Report;

     (f) promptly, but in any event within five Business Days after Purchaser becomes aware of the occurrence of any Default or Event of Default, a certificate of a Senior Officer of Purchaser setting forth the details thereof and the action which Purchaser is taking or proposes to take with respect thereto;

     (g) promptly upon the filing thereof, copies of all material registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and annual, quarterly, or monthly reports which Seller shall have filed with the Securities and Exchange Commission (provided, however, that any of the foregoing shall be deemed delivered if the same shall be publicly available for a nominal cost and Purchaser or Seller shall have notified Lender of such public availability);

     (h) if and when any member of the Controlled Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in ERISA ss.
4043) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA, a copy of such notice; or (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate or appoint a trustee to administer any Plan, a copy of such notice;

     (i) written notice of the following:

     (i) promptly after Purchaser's learning thereof, of (A) the commencement of any litigation affecting the Purchaser or any of its assets, whether or not the claim is considered by Purchaser to be covered by insurance, and (B) the institution of any administrative proceeding against Purchaser;

     (ii) at least thirty days prior thereto, of Purchaser's opening of any new office or place of business or the closing of any of their existing offices or places of business;

     (iii) promptly upon receipt, a copy of any correspondence or notices received from Underwriter regarding the Policy, to the extent such notice regards the actual or proposed reduction, increase, cancellation, or other modification of any buyer or Account Debtor, Policy, or other credit limit, the actual or proposed cancellation, suspension, termination, or other modification of the Policy, or the failure or suspected failure of Seller, Servicer, or Purchaser to comply with any of the Policy's requirements;

     (iv) promptly after the rendition thereof, of any judgment rendered against Purchaser; and

     (v) promptly after Purchaser's learning thereof, of any default by Purchaser under any note, indenture, loan agreement, mortgage, lease, deed, guaranty, or other similar agreement relating to any Debt of Purchaser;

     (vi) promptly after Purchaser's learning thereof, of any default by Purchaser, Servicer, Seller or any of their Subsidiaries (other than Purchaser) under any Program Documents to which any of them is a party; and

     (vii) promptly after Purchaser's learning thereof, of the occurrence of (A) any default by Seller or any of its Subsidiaries (other than Purchaser) under any note, indenture, loan agreement, mortgage, lease, deed, guaranty, or other similar agreement relating to any Debt of Seller or any of its Subsidiaries (other than Purchaser) in an aggregate amount greater than $25,000,000.00 and (B) any judgment rendered against Seller or any of its Subsidiaries (other than Purchaser) in an aggregate amount greater than $25,000,000.00 (in excess of any insurance coverage).

     SECTION 5.02. Inspection of Property, Books and Records. Purchaser will, in accordance with the Program Documents, cause Servicer to (a) keep proper books of record and accounts in which full, true, and correct entries in conformity with GAAP shall be made of all dealings and transactions in relation to its business and activities and (b) permit Lender and Underwriter or representatives of either of them, without hindrance or delay, to (i) visit and inspect any of its properties, (ii) verify information regarding Purchaser and its assets with any Person (with Lender's hereby agreeing to exercise its reasonable efforts to conduct such verification with Servicer and Purchaser, so long as no Event of Default is in existence), (iii) examine and make abstracts from any of its Books and Records, journals, orders, receipts and any correspondence and other data relating to the Collateral, to Purchaser's business, or to any other transactions between the parties hereto or under the Program, and (iv) discuss its respective affairs, finances, and accounts with its officers, employees, and the Public Accountants, all for purposes of monitoring compliance with this Agreement and the other Program Documents, Purchaser agreeing to cooperate and assist in such visits and inspections at such reasonable times during regular business hours, with reasonable prior notice, as often as may reasonably be requested, and during the continuing of any Event of Default, at any time and without prior notice; provided, however, that, with respect to the exercise of its rights under Section 5.02(b)(i), Lender shall not make more than two uninvited visits per Fiscal Year, unless a Servicing Agreement Event of Default or an Event of Default is in existence, in which case Lender may make as many such visits as it deems commercially reasonable. At Lender's or Underwriter's request, Purchaser agrees to exercise its rights of inspection against Seller, which rights are granted to Purchaser under the Purchase Agreement, and to include Lender and Underwriter, at their respective request, in the conduct of such inspections and to share the results of such inspections with Lender and Underwriter. Lender may select and engage the services of a third-party accounting firm of national reputation to perform field audits of Purchaser's books and records; provided that the expense of one (1) such field audit per calendar year shall be paid by Purchaser and shall occur only upon reasonable prior notice and at reasonable times during Purchaser's regular business hours, except that, during the continuation of an Event of Default, the costs of as many field audits per year as may be required by Lender in the exercise of its commercially reasonable judgment shall be paid by Purchaser and may be performed at any time without notice. With respect to any such audit, Purchaser agrees to
(i) provide reasonable cooperation to such accounting firm in the conduct of its audit and (ii) actively assist such accounting firm in gaining access to the Seller's books and records relating to the Program, to the extent such books and records are reasonably relevant to the audit. No Person shall be granted access to any of Purchaser's properties or other information contemplated by this
Section 5.02 unless such Person is bound (directly or indirectly) by the terms of Section 9.08 or by an effective confidentiality agreement containing terms substantively similar to the terms set forth in Section 9.08, with such conforming changes as are necessary to reflect the agreement of Purchaser and such Person; provided, however, that such Person and Purchaser may, but neither shall be obligated to, agree on different terms respecting such confidential treatment.

     SECTION 5.03. Maintenance of Existence and Management. Purchaser shall maintain (i) its limited liability company existence and carry on its business in substantially the same manner as such business is now carried on and maintained and will not reincorporate in the State of Delaware or any other state; (ii) its certificate of formation and operating agreement and not permit any amendment or other modification thereto without the prior written consent of Lender; and (iii) a duly appointed manager or one or more duly appointed or elected officers with the requisite authority to effect Purchaser's compliance with the Program Documents.

     SECTION 5.04. Compliance with Laws; Payment of Taxes. Purchaser will comply with applicable laws (including but not limited to ERISA and the Fair Labor Standards Act of 1938, as amended), regulations, and similar requirements of any Governmental Body (including but not limited to PBGC), except where the necessity of such compliance is being contested in good faith through appropriate proceedings diligently pursued and except where failure to comply would not have and could not reasonably be expected to cause a Material Adverse Effect. Purchaser will pay promptly when due all taxes, assessments, governmental charges, claims for labor, supplies, rent, and other obligations which, if unpaid, might become a Lien against Purchaser's property, except liabilities being contested in good faith and against which Purchaser will set up reserves in accordance with GAAP. If Purchaser fails to pay any such tax, assessment, governmental charge, claim for labor, supplies, rent, or other obligation, Lender may, but shall have no obligation to do so, pay such item and the amount of such payment shall accrue to the Obligations.

     SECTION 5.05. Required Cash Price. Purchaser agrees that it shall not purchase any Account Receivable from Seller unless such Account Receivable is an Eligible Receivable at the time of such purchase, such Account Receivable is purchased strictly in accordance with the terms of the Program Documents, and the Cash Price paid for such Account Receivable on the Settlement Date is at least equal to 85% of the Uncollected Value of such Account Receivable at the time it is purchased by Purchaser pursuant to the Program Documents; provided, however, that any breach of this Section 5.05 shall not constitute an Event of Default so long as (a) any Account Receivable purchased by Purchaser in contravention of the foregoing provisions of this Section 5.05 constitutes a Designated Receivable; (b) such Designated Receivable is duly repurchased by Seller in accordance with the terms of the Program Documents; and (c) Purchaser did not purchase such Account Receivable with knowledge that the purchase thereof would constitute a violation of the foregoing provisions of this Section 5.05.

     SECTION 5.06. Maintenance of the Policy. Purchaser shall maintain the Policy in full force and effect at all times, cooperate with Lender, Servicer, and Underwriter in the administration of the Policy and the submitting of claims thereunder, and make all premium payments required to be made thereunder. Purchaser shall deliver the originals or copies (which copies shall be certified if requested by Lender) of the Policy to Lender with satisfactory lender's loss payable endorsements naming Lender, as sole loss payee, assignee, and additional insured, as its interests may appear. Upon the date of this Agreement, and from time to time thereafter upon Lender's request, Purchaser shall provide Lender with a statement from Underwriter providing the foregoing coverage, acknowledging in favor of Lender the continued effectiveness of the foregoing insurance clauses. If Purchaser fails to provide and pay for the Policy, Lender may, at its option, but shall not be required to, procure the same and charge Purchaser therefor as a part of the Obligations.

     SECTION 5.07. Maintenance of Property. Purchaser shall maintain all of its properties and assets in reasonably good condition, repair, and working order, ordinary wear and tear excepted.

     SECTION 5.08. Physical Inventories. From time to time upon Lender's reasonable request, Purchaser shall conduct a physical inventory of any returned, replevined, repossessed, or reclaimed goods which are or were represented by a Purchased Receivable and to which Purchaser has title and deliver a report of such inventory to Lender in form reasonably satisfactory to Lender.

     SECTION 5.09. Reports Respecting Collateral. Purchaser shall, promptly upon Lender's request, furnish or cause to be furnished to Lender a status report, certified by a Senior Officer of Purchaser, showing the aggregate dollar value and location of any Related Rights and Property which constitutes goods. Additionally, Lender may, at any time in its sole discretion and upon reasonable prior notice to Purchaser, require Purchaser to permit Lender in its own name or any designee of Lender in its own name to verify by telephone the individual account balances of or any other matter relating to the individual Account Debtors of the Purchased Receivables immediately upon its request therefor by mail, telephone, telegraph or otherwise; provided, however, that Lender shall exercise its reasonable efforts to conduct such verification with Purchaser and Servicer, so long as no Event of Default is in existence. In any event, Purchaser shall provide reasonable cooperation to Lender (or its designee) in its efforts to conduct such verification.

     SECTION 5.10. Separate Legal Entity. Purchaser hereby acknowledges that Lender is entering into the transactions contemplated by this Agreement and the other Program Documents in reliance upon Purchaser's identity as a legal entity separate from any other Person. Therefore, from and after the date hereof, Purchaser shall take all reasonable steps to continue Purchaser's identity as a separate legal entity and to make it apparent to third Persons that Purchaser is an entity with assets and liabilities distinct from those of any other Person, and is not a division of any other Person. Without limiting the generality of the foregoing and in addition to and consistent with the other covenants set forth herein, Purchaser shall take such actions as shall be required so that:

     (a) Purchaser will be a manager managed limited purpose limited liability company whose primary activities are restricted in its operating agreement to owning financial assets and financing the acquisition thereof and conducting such other activities as it deems necessary or appropriate to carry out its primary activities;

     (b) Not less than one of Purchaser's members (each, an "Independent Member") shall be a Person who is not, and during the past five years has not been, a director, officer, member, manager, employee or five percent beneficial owner of the outstanding common stock or other equity interests of any Person or entity beneficially owning any outstanding shares of common stock or other equity interests of Seller or any Affiliate thereof. The operating agreement of Purchaser shall provide that (i) the Purchaser's managers or members shall not approve, or take any other action to cause the filing of, a voluntary bankruptcy petition with respect to Purchaser unless the Independent Member shall approve the taking of such action in writing prior to the taking of such action, and
(ii) such provision cannot be amended without the prior written consent of the Independent Member;

     (c) Any employee, consultant, or agent of Purchaser will be compensated from funds of Purchaser, as appropriate, for services provided to Purchaser;

     (d) Purchaser will allocate and charge fairly and reasonably overhead expenses shared with any other Person. To the extent, if any, that Purchaser and any other Person share items of expenses such as legal, auditing, and other professional services, such expenses will be allocated to the extent practical on the basis of actual use or the value of services rendered, and otherwise on a basis reasonably related to the actual use or the value of services rendered;

Purchaser's operating expenses will not be paid by any other Person except as permitted under the terms of this Agreement or otherwise consented to by Lender;

     (e) Purchaser's Books and Records will be maintained separately from those of any other Person and clearly marked as pledged to Lender hereunder;

     (f) All audited financial statements of any Person that are consolidated to include Purchaser will contain notes clearly stating that (i) all of Purchaser's assets are owned by Purchaser, and (ii) Purchaser is a separate corporate entity;

     (g) Purchaser's assets will be maintained in a manner that facilitates their identification and segregation from those of any other Person;

     (h) Purchaser will strictly observe limited liability company formalities in its dealings with all other Persons, and funds or other assets of Purchaser will not be commingled with those of any other Person, except with respect to Unsold Receivables;

     (i) Purchaser shall not, directly or indirectly, be named or enter into an agreement to be named, as a direct or contingent beneficiary or loss payee, under any insurance policy with respect to any amounts payable due to occurrences or events related to any other Person;

     (j) Any Person that renders or otherwise furnishes services to Purchaser will be compensated thereby at market rates for such services it renders or otherwise furnishes thereto; and

     (k) Purchaser will not hold itself out to be responsible for the debts of any other Person or the decisions or actions respecting the daily business and affairs of any other Person.

     SECTION 5.11. Use of Collateral. Purchaser will not use the Collateral illegally.

     SECTION 5.12. Payment of Fees. Purchaser will timely pay all fees, premiums, charges, costs, and expenses which it is required to pay under any of the Program Documents, including, without limitation, Policy premiums and all fees associated with the establishment and maintenance of the Lockbox and the Purchaser's Account.

     SECTION 5.13. Additional Negative Covenants. Without Lender's prior written consent, Purchaser shall not:

     (a) enter into any contracts or agreements with any Person other than the Program Documents or amend, terminate, supplement, or otherwise modify any contract or agreement to which it is a party;

     (b) change the Fiscal Year;

     (c) other than as contemplated in the Program Documents, enter into, or be a party to, any transaction with any Affiliate of Purchaser, Servicer, or Seller;

     (d) create or acquire any Subsidiary or engage in any business other than those businesses directly related to the Program;

     (e) declare or make any Restricted Payment; provided that Purchaser may from time to time make a dividend to Seller so long as:

     (i) Lender has consented in writing to such dividend; or

     (ii) at the time such dividend is paid:

         (A) no Event of Default or Default shall have occurred and be continuing;

         (B)  after giving effect to such dividend (1) the aggregate amount of
              (x) the Purchaser's Account, plus (y) Purchaser's Investments permitted by subclauses (i), (ii), and (iii) of Section 5.13(f), hereof, will equal or exceed (2) the sum of (x) the Minimum Balance, plus (y) the amount of all Deductions existing with respect to the Purchased Receivables and (without duplication) the Account Debtors relating thereto, plus (z) the amount of any rebates which, but for Seller's not having formally approved such rebates, would otherwise constitute Earned Rebates;

         (C) the principal and interest payable on the Subordinated Note is, in the aggregate, zero;

         (D)  the dividend is paid on a Settlement Date; and

         (E) the Aggregate Advances at such time are less than or equal to the Borrowing Base;

     (f) make Investments in any Person except Investments in (i) direct obligations of the United States Government maturing within ninety days; (ii) certificates of deposit issued by a commercial bank whose credit is satisfactory to Lender and for a term satisfactory to Lender; (iii) Lender's Sweep Investment Service and such other Investments which have been specifically approved in writing from time to time by Lender; and (iv) loans evidenced by the Subordinated Note; provided, however, that, with respect to Investments made pursuant to clauses (i), (ii), and (iii), hereof, (A) all actions necessary to preserve Lender's first priority security interest in the Collateral have been taken, as required by Lender in its discretion; (B) the aggregate amount of all such Investments, including any interest accrued thereon, shall not exceed the Minimum Balance (excluding from the calculation thereof (x) the amount of any interest accrued on such Investments, to the extent such interest has been paid over to the Purchaser's Account, and (y) the principal amount of any Investments otherwise approved as set forth herein and made on an overnight or Business-Day-to-Business-Day basis, to the extent such Investments are, in fact, made and returned to the Purchaser's Account on such basis); (C) Purchaser hereby agrees that it shall take whatever action is necessary to liquidate such Investment to the extent the principal or interest (or both) of such Investment is necessary for Purchaser to pay any amounts due and payable under this Agreement or any other Program Document (including, without limitation, the incurrence of any breakage, early withdrawal, early termination, or other fees or penalties arising on account of such liquidation); (D) all interest and other income generated by such Investment shall be reinvested (subject to the limitations set forth herein) or paid over to the Purchaser's Account; and (E) immediately after giving effect to the making of any Investment permitted hereunder, no Default or Event of Default shall have occurred and be continuing;

     (g) create, assume, or suffer to exist any Lien, directly or indirectly, on any asset now owned or hereafter acquired by it, except Permitted Encumbrances;

     (h) create, assume, or incur any Debt, except (i) Debt to Lender under this Agreement; (ii) Debt evidenced solely by the Subordinated Note; (iii) Debt consisting of deferred taxes; and (iv) Debt resulting from endorsements of negotiable instruments received in the ordinary course of business;

     (i) issue any equity securities other than to Seller and the Independent Member or permit any Person other than Seller and the Independent Member to own any of its equity securities;

     (j) relocate its principal place of business or chief executive office, locate its Books and Records relating to the Purchased Receivables at any location other than at Servicer's chief executive office, or open or otherwise acquire actual or beneficial ownership of any deposit, savings, commodities, or securities account other than the Purchaser's Account or as specifically permitted in connection with the making of Investments in accordance with this Agreement;

     (k) change its federal taxpayer identification number;

     (l) allow or consent to the making or taking of any Deductions respecting any Purchased Receivable, unless Lender is promptly notified of such Deductions (which notice requirement may be met by ensuring that such Deduction is clearly indicated on an IRPF Receivables Report delivered after such Deduction was made or taken);

     (m) contract or enter into any agreement for any trade receivables or credit insurance or other agreement or transaction to mitigate the risk of nonpayment of any of Purchaser's Accounts Receivables (including, without limitation, any agreement, policy, or transaction prohibited by the terms of the Policy) other than the Policy or purchase any Accounts Receivables other than under the Program in accordance with the Program Documents;

     (n) use the proceeds of the Advances for any purpose other than for payment of the Purchase Price, payment on the Subordinated Note, and payment of fees, expenses, and costs directly associated with the maintenance and administration of the Program or except as permitted under Section 5.13(e);

     (o) (i) suffer or permit dissolution or liquidation either in whole or in part, (ii) redeem or retire any shares of its own membership interests, (iii) merge or consolidate with any Person, or (iv) sell, lease, or otherwise transfer all or any part of its assets (but excluding sales of returned, reclaimed, replevined, or repossessed goods represented by a Purchased Receivable, the granting of a security interest to Lender hereunder, and the resale or transfer of Designated Receivables in accordance with the Purchase Agreement) to any other Person.

                              ARTICLE 6. DEFAULTS

     SECTION 6.01. Events of Default. If one or more of the following events ("Events of Default") shall have occurred and be continuing:

     (a) Purchaser shall fail to pay when due (i) any portion or all of the principal of the Aggregate Advances, (ii) any interest on the Aggregate Advances, or (iii) any fee or other Obligations owing to Lender hereunder, and, in any of the foregoing cases, such failure shall continue for more than two Business Days following the date such payment was due; or

     (b) Purchaser shall fail to observe or perform any covenant contained in Sections 5.01(f), 5.01(j), 5.02(b), 5.03, 5.06, 5.09, 5.10, 5.12, or 5.13; or

     (c) Purchaser shall fail to observe or perform any covenant or agreement herein (other than those covered by paragraph (a) or (b) above) or any Program Document and such failure shall not have been cured within thirty days after the earlier to occur of (i) written notice thereof has been given to Purchaser by Lender or (ii) Purchaser otherwise becomes aware of any such failure; or

     (d) any representation, warranty, certification or statement made by Purchaser in this Agreement or in any certificate, financial statement, or other document delivered pursuant to this Agreement or any other Program Document shall prove to have been incorrect or misleading in any material respect when made (or deemed made); or

     (e) any event of default or default occurs under any other Program Document (however such terms are defined in such other Program Documents) or any Servicing Agreement Event of Default shall occur; provided, however, no Default or Event of Default shall exist hereunder on account of (i) any Servicing Agreement Event of Default, if a successor Servicer acceptable to Lender is engaged to provide the Services within twenty days of the date Lender receives written notice of such Servicing Agreement Event of Default (provided, however, that no Event of Default shall be deemed to exist under this subclause (i) if Lender, after receipt of such notice of such Servicing Agreement Event of Default and during such twenty-day period, delivers the notice described in
Section 4.01(e) of the Servicing Agreement), or (ii) Seller's breach of the representations or warranties in Section 4.1(k)(i) and (ii) of the Purchase Agreement, so long as Purchaser obtains the full benefit of its remedies for such breach to the extent provided in, and in accordance with, Sections 4.1(k)(iii)(B) and (C) of the Purchase Agreement, as applicable; or

     (f) the aggregate balance of (i) the Purchaser's Account, plus (ii) the balance of any and all Investments permitted by subclauses (i), (ii), and (iii) of Section 5.13(f) shall be less than the Minimum Balance for a period in excess of thirty consecutive days or shall at any time be less than an amount equal to ninety percent of the Minimum Balance, in each case without including in the calculation of such aggregate balance any collections received with respect to Unsold Receivables;

     (g) the Policy shall at any time be cancelled, terminated, suspended, declared unenforceable or unlawful, or otherwise ineffective, other than by the natural expiration of the Policy on (i) the date it was initially scheduled to expire or (ii) if the Policy is replaced, substituted, extended, or amended, with Lender's consent and approval, to provide a later scheduled expiration date, such later scheduled expiration date;

     (h) Underwriter is rated less than (i) Baa2 by Moody's or (ii) BBB by S&P, in either case, for more than thirty consecutive days;

     (i) either Purchaser or Seller shall commence a voluntary case or other proceeding seeking liquidation, reorganization, or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian, or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally, or shall admit in writing its inability, to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing; or

     (j) an involuntary case or other proceeding shall be commenced against either Purchaser or Seller seeking liquidation, reorganization, or other relief with respect to it or its debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property and, only in the case of Seller, such involuntary case or other proceeding shall remain undismissed and unstayed for a period of ninety days; or an order for relief shall be entered against either Purchaser or Seller under the federal bankruptcy laws as now or hereafter in effect; or

     (k) Purchaser, or Seller, or any member of the Controlled Group shall fail to pay when due any material amount which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans shall be filed under Title IV of ERISA by Purchaser, Seller, any member of the Controlled Group, any plan administrator, or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any such Plan or Plans or a proceeding shall be instituted by a fiduciary of any such Plan or Plans to enforce Section 515 or 4219(c)(5) of ERISA and such proceeding shall not have been dismissed within thirty days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any such Plan or Plans must be terminated; or

     (l) a Lien on any Collateral, warrant, or writ of attachment or execution or similar process shall be ordered or issued by any Governmental Body against any property of Purchaser in any amount (in each case in excess of amounts covered by insurance) and such Lien on any Collateral, warrant, writ or process shall not be discharged, vacated, stayed or bonded within thirty days of the date of its entry; provided, however, that no Event of Default shall exist if a bond has been issued in favor of the claimant or other Person obtaining such attachment or writ and the issuer of such bond shall have executed a waiver or subordination agreement in form and substance satisfactory to Lender pursuant to which the issuer of such bond subordinates its right of reimbursement, contribution or subrogation to the Obligations and waives or subordinates any Lien it may have on Purchaser's assets; or

     (m) any Person other than Seller and the Independent Member shall own or acquire any of Purchaser's equity securities; or

     (n) if, on any day, Purchaser could not truthfully make the representations and warranties contained in Section 4.12; or

     (o) there occurs any Change of Control; or

     (p) the Lender shall cease to have a valid and perfected first priority security interest in the Collateral; or

     (q) any Program Document shall cease, for any reason, to be in full force and effect, or the Seller, Purchaser, or Servicer shall so assert in writing or Seller, Purchaser, or Servicer shall otherwise seek to terminate or disaffirm its obligations under any such Program Document; then, and in every such event, Lender may (i) by notice to Purchaser terminate the Commitment; (ii) by notice to Purchaser declare the Note (together with accrued interest thereon), and all other amounts payable hereunder and under the other Program Documents, to be, and the same shall thereupon become, immediately due and payable without presentment, demand, protest, or other notice of any kind, all of which are hereby waived by Purchaser together with interest at the Default Rate accruing on the principal amount thereof from and after the date of such Event of Default; provided that if any Event of Default specified in paragraph (i) and
(j) above occurs with respect to Purchaser or Seller, without any notice to Purchaser or any other act by Lender, the Commitment shall thereupon terminate and the Note (together with accrued interest thereon) and all other amounts payable hereunder and under the other Program Documents shall automatically and without notice become immediately due and payable without presentment, demand, protest, or other notice of any kind, all of which are hereby waived by Purchaser together with interest thereon at the Default Rate accruing on the principal amount thereof from and after the date of such Event of Default; or
(iii) exercise any rights, powers or remedies under this Agreement and the other Program Documents. Notwithstanding the foregoing, Lender shall have available to it all other remedies at law or equity.

     SECTION 6.02. Remedies with Respect to Collateral.

     (a) Upon the occurrence and during the continuance of an Event of Default, Lender or any representative of Lender shall have the rights and remedies of a secured party under the UCC in effect on the date thereof (regardless of whether the same has been enacted in the jurisdiction where the rights or remedies are asserted), including, without limitation, the right to require Purchaser to assemble the Collateral, at Purchaser' expense, and make it available to Lender at a place designated by Lender which is reasonably convenient to both parties, and, subject to the rights of third parties, peaceably to enter any premises where any of the Collateral shall be located and to keep and store the Collateral on said premises until sold (and if said premises be the property of any Purchaser, such Purchaser agrees not to charge Lender for storage thereof), to take possession of any of the Collateral or the proceeds thereof, to sell or otherwise dispose of the same, and Lender shall have the right to conduct such sales on the premises of Purchaser, without charge therefor, and such sales may be adjourned from time to time in accordance with applicable law. Lender may sell, lease or dispose of Collateral for cash, credit, or any combination thereof, and shall have the right to appoint a receiver of the Purchased Receivables and their Related Rights and Goods or any part thereof, and the right to apply the proceeds therefrom as set forth in Section 6.02(b), below. Lender shall give Purchaser written notice of the time and place of any public sale of the Collateral or the time after which any other intended disposition thereof is to be made. The requirement of sending reasonable notice shall be met if such notice is given to Purchaser at least ten days before such disposition. Expenses of retaking, verifying, restoring, holding, insuring, collecting, preserving, liquidating, protecting, preparing for sale or selling, or otherwise disposing of or the like with respect to the Collateral shall include, in any event, reasonable attorneys' fees and other legally recoverable collection expenses, all of which shall constitute a part of the Obligations.

     (b) Proceeds of any of the Collateral and payments by Purchaser during the existence of an Event of Default received by Lender or any Lender shall be applied by Lender in accordance with the provisions of Section 2.08(e). In the event that the proceeds of the Collateral are not sufficient to pay the Obligations in full, Purchaser shall remain liable for any deficiency.

     (c) To the extent permitted therein, Purchaser hereby waives all rights which Purchaser has or may have under and by virtue of any applicable law relating to Purchaser's right to redeem any Collateral or Purchaser's right to require notice or a judicial hearing before seizure of any Collateral by Lender.

     (d) Unless and except to the extent expressly provided for to the contrary herein, the rights of Lender specified herein shall be in addition to, and not in limitation of, Lender's rights under the UCC, or any other statute or rule of law or equity, or under any other provision of any of the Program Documents, or under the provisions of any other document, instrument or other writing executed by Purchaser or any third party in favor of Lender, all of which may be exercised successively or concurrently.

     (e) Pursuant to the Receivables Purchase Agreement, Seller, among other things, granted Purchaser a limited license (which Purchaser may not exploit in its own right, but rather may only assign such license to certain third parties) to use any of Seller's tradenames, trademarks, or service marks for the limited purposes of billing, collecting, settling, compromising, or otherwise disposing of any Purchased Receivable purchased by Purchaser from Seller and its Related Rights and Property. Pursuant to the terms of the Receivables Purchase Agreement, Purchaser hereby assigns such limited license to Lender, to be used by Lender only during the existence of an Event of Default, for purposes of billing, collecting, settling, compromising, or otherwise disposing of any Purchased Receivables and its Related Rights and Property.

     (f) Lender shall not be liable or responsible in any way for the safekeeping of any of the Collateral or for any loss or damage thereto, except for reasonable care in the custody thereof while any Collateral is in Lender's actual possession, or for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency, or other Person whomsoever, but the same shall be at Purchaser's sole risk.

     (g) Lender shall not be under any obligation to marshal any assets in favor of Purchaser or any other Person or against or in payment of any or all of the Obligations.

     SECTION 6.03. Power of Attorney. Purchaser irrevocably designates and appoints Lender its true and lawful attorney, during the existence of an Event of Default, either in the name of Lender or in the name of Purchaser to ask for, demand, sue for, collect, compromise, compound, receive, give receipt for, and give acquittances for any and all sums owing or which may become due upon any items of the Purchased Receivables, their Related Rights and Goods, and the other Collateral and, in connection therewith, to take any and all actions as Lender may deem necessary or desirable in order to realize upon the same, including, without limitation, power to endorse in the name of Purchaser, any checks, drafts, notes, or other instruments received in payment of or on account of the Purchased Receivables, their Related Rights and Goods, and the other Collateral, but Lender shall not be under any duty to exercise any such authority or power or in any way be responsible for the collection thereof.

                ARTICLE 7. CHANGE IN CIRCUMSTANCES; COMPENSATION

     SECTION 7.01. Basis for Determining Interest Rate Inadequate or Unfair. If on or prior to the first day of any Settlement Period, LIBOR is not being offered for such Settlement Period, then Lender shall forthwith give notice thereof to Purchaser, whereupon the Aggregate Advances (including any additional Advances accruing thereto) shall bear interest at the Base Rate until the Settlement Date next occurring after the circumstances giving rise to such change in the Interest Rate no longer exist, as evidenced by written notice from Lender to Purchaser to such effect. Lender shall provide Purchaser and Servicer with evidence of the Base Rate in effect from time to time upon request made by either of them from time to time.

     SECTION 7.02. Illegality. If, after the date hereof, the adoption of any applicable law, rule or regulation, or any change therein or any existing or future law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof (any such agency being referred to as an "Authority" and any such event being referred to as a "Change of Law"), or compliance by Lender (or its lending office) with any request or directive (whether or not having the force of law) of any Authority shall make it unlawful or impossible for Lender (or its lending office) to make, maintain or fund the Aggregate Advances or any Advance accruing interest by reference to LIBOR and Lender shall so notify Purchaser, whereupon the Aggregate Advances (including any additional Advances accruing thereto) shall bear interest at the Base Rate until the Settlement Date next occurring after the circumstances giving rise to such change in the Interest Rate no longer exist, as evidenced by written notice from Lender to Purchaser to such effect. Before giving any notice to Purchaser pursuant to this Section, Lender shall designate a different lending office if such designation will avoid the need for giving such notice and will not, in the judgment of Lender, be otherwise economically disadvantageous to Lender.

     SECTION 7.03. Increased Cost and Reduced Return.

     (a) If after the date hereof, a Change of Law or compliance by Lender (or its lending office) with any directive of any Authority:

     (i) shall impose, modify, or deem applicable any reserve, special deposit, or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding any such requirement included in an applicable LIBOR Reserve Percentage) against assets of, deposits with or for the account of, or credit or letter of credit extended by, Lender; or

     (ii) shall impose on Lender or on the United States market for certificates of deposit or the London Interbank market any other condition affecting the Aggregate Advances, the Note, or its obligation to make Advances; and the result of any of the foregoing is to increase the cost to Lender of making or maintaining any Advance or the Aggregate Advances, or to reduce the amount of any sum received or receivable by Lender under this Agreement or under the Note with respect thereto, by an amount reasonably deemed by Lender to be material, then, within thirty days after demand by Lender, Purchaser shall pay to Lender such additional amount or amounts as will compensate Lender for such increased cost or reduction.

     (b) If Lender shall have determined in good faith that after the date hereof the adoption of any applicable law, rule, or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof, or compliance by any Lender with any directive regarding capital adequacy of any Authority, has or would have the effect of reducing the rate of return on Lender's capital as a consequence of its obligations hereunder to a level below that which Lender could have achieved but for such adoption, change, or compliance (taking into consideration Lender's policies with respect to capital adequacy) by an amount reasonably deemed by Lender to be material, then from time to time, within thirty days after demand by Lender, Purchaser shall pay to Lender such additional amount or amounts as will compensate Lender for such reduction.

     (c) Lender will promptly notify Purchaser of any event of which it has knowledge, occurring after the date hereof, which will entitle Lender to compensation pursuant to this Section and will designate a different lending office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of Lender, be otherwise economically disadvantageous to Lender. A certificate of Lender claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, Lender may use any reasonable averaging and attribution methods.

     (d) The provisions of this Section shall be applicable with respect to any participant, assignee or other transferee, and any calculations required by such provisions shall be made based upon the circumstances of such participant, assignee or other transferee; provided, however, that Lender shall not participate, assign, or transfer any of its rights under this Agreement to any Person who (i) is a competitor or direct customer of Seller or (ii) would be, on the effective date of such participation, assignment, or transfer, entitled to payment under this Section 7.03.

     SECTION 7.04. Compensation. Upon Lender's request, Purchaser shall pay Lender such amount or amounts as shall compensate Lender for any loss, cost, or expense incurred by Lender as a result of:

     (a) any payment or prepayment (pursuant to Article 2 or otherwise) of any Advance or the Aggregate Advances on a date other than on a Settlement Date; or

     (b) any failure by Purchaser to borrow an Advance on the date for such Advance specified in the applicable Advance Request delivered pursuant to
Section 2.02; such compensation to include, without limitation, an amount equal to the excess, if any, of (x) the amount of interest which would have accrued on the amount so paid or prepaid or not borrowed for the period from the date of such payment, prepayment or failure to borrow to the last day of the then current Settlement Period for such Advance or the Aggregate Advances (or, in the case of a failure to prepay or borrow, the Settlement Period which would have commenced on the date of such failure to prepay or borrow) at the Interest Rate over (y) the amount of interest (as reasonably determined by Lender) Lender would have paid on deposits in Dollars of comparable amounts having terms comparable to such Settlement Period placed with it by leading banks in the London Interbank market.

                    ARTICLE 8. CONDITIONS TO MAKING ADVANCES

     SECTION 8.01. Conditions to Making Initial Advance. Lender's obligation to make the initial Advance is subject to the satisfaction of the conditions set forth in Section 8.02 and receipt by Lender of the following:

     (a) duly executed original counterparts of this Agreement and each other Program Document, all signed by all parties thereto other than Lender;

     (b) an opinion letter or letters, each in form and substance reasonably satisfactory to Lender,

     (i) of Chadbourne & Parke LLP, counsel for the Seller, Servicer, and Purchaser, dated as of the Closing Date, which address each of the following matters and such other matters as Lender may reasonably request: (A) the due authorization, execution, delivery, enforceability, and other corporate matters of the Seller, Servicer, and Purchaser as to the Program Documents; (B) the creation of a valid security interest in favor of Purchaser in the Purchased Receivables and the creation of a valid security interest in favor of Lender in the Collateral; (C) the existence of a "true sale" of the Purchased Receivables from Seller to Purchaser under the Purchase Agreement; and
         (D) the inapplicability of the doctrine of substantive consolidation to Seller, on the one hand, and Purchaser, on the other, in connection with any bankruptcy proceeding involving either of them; and

     (ii) of Jones Day, counsel for the Lender, dated as of the Closing Date, which addresses only the perfection of the Purchaser's ownership interest in and to the Purchased Receivables and their Related Rights and Property and the perfection of the Lender's security interest in the Collateral (which opinions may be based solely on Jones Day's review of an acceptable publication of the Uniform Commercial Code as in effect in the State of Delaware, without regard to any decisions, regulations, or other law affecting the interpretation or applicability thereof);

     (c) certificates (each, a "Closing Certificate") substantially in the form of Exhibit G, attached hereto and made a part hereof, dated as of the Closing Date, signed by a Senior Officer of each of Purchaser and Seller (including Seller in its capacity as Servicer);

     (d) all documents which Lender may reasonably request relating to the existence of Purchaser, the Servicer, and the Seller, the corporate or limited liability company authority, as applicable, for and the validity of this Agreement, the Note, and the other Program Documents, and any other matters relevant hereto, all in form and substance satisfactory to Lender, including, without limitation, certificates of such Persons substantially in the form of Exhibit H (each, an "Officer's Certificate"), signed by the secretary, assistant secretary, manager, or member(s) of such Person, as applicable, certifying as to the names, true signatures, and incumbency of the officer or officers, managers, or members of such Persons authorized to execute and deliver the Program Documents, and certified copies of the following items: (i) such Person's certificate of incorporation or other registered, constitutional document, (ii) such Person's Bylaws or related agreement, (iii) a certificate of good standing or valid existence of the Secretary of State of the state of the jurisdiction of its incorporation or formation, and (iv) the action taken by the Board of Directors or other Persons with management control of such Persons authorizing the execution, delivery, and performance of this Agreement, the Note, and the other Program Documents to which such Person is a party;

     (e) recorded UCC Financing Statements (satisfactory in form and content to Lender in all respects) (i) pertaining to (A) Purchaser's ownership and/or security interest in the Purchased Receivables and their Related Rights and Property and (B) Lender's first priority security interest in the Collateral and
(ii) evidencing recordation thereof in all filing offices deemed necessary by Lender;

     (f) lien searches reasonably acceptable to Lender, showing no Liens on any of the Seller's, Servicer's, or Purchaser's Accounts Receivables or Related Rights and Property other than Permitted Encumbrances;

     (g) evidence of the Policy and other insurance as required by this Agreement;

     (h) agreements regarding, and other evidence respecting, the establishment of the Lockbox and the Purchaser's Account, all in form and substance reasonably satisfactory to Lender, including, without limitation, the Lockbox Agreement and Blocked Account Agreement, to the extent applicable;

     (i) payment of all fees owed to Lender hereunder;

     (j) receipt of an agreement among Underwriter, Purchaser, and Lender in form satisfactory to all such Persons concerning, among other things, designation of Lender as the sole loss payee under the Policy, Underwriter's agreement to notify Lender of certain events, Underwriter's acknowledgment that the Policy is effective even though Purchaser is not the originator of the insured Accounts Receivables, and that certain requirements under the Policy may be met by Servicer or Seller rather than strictly by Purchaser; and

     (k) a duly executed Settlement Report.

     SECTION 8.02. Conditions to the Making of All Advances. Lender's obligation to make any Advance is subject to the satisfaction of the following conditions:

     (a) Lender shall have received originals or copies of all reports, documents, and certifications which are, in accordance with the terms of the Program Documents, to be delivered to Lender, including, without limitation, Bills of Sale evidencing Purchaser's ownership of the Purchased Receivables, IRPF Receivables Reports, Settlement Reports, reports from the Servicer and Lockbox administrator, Purchase Notices, and a fully executed Advance Request pertaining to such Advance;

     (b) the Policy must be in full force and effect, with all premiums due and payable thereon having been paid, and the Lender must be satisfied that the Borrowing Base has been calculated in the manner agreed upon by Lender and Purchaser;

     (c) the Purchaser's Account and Lockbox shall continue to exist in full force and effect and Lender shall continue to have a first priority perfected security interest in each of them;

     (d) immediately before and after the making of any Advance, there shall exist no Default or Event of Default; and

     (e) each of the representations and warranties of Purchaser contained in
Article 4 (other than, with respect to each Advance other than the initial Advance, Section 4.05(b)) shall be true in all material respects on and as of the date of such Advance.

     The making of any Advance shall be deemed to be a representation and warranty by Purchaser on the date of such Advance as to the complete satisfaction of the conditions specified in paragraphs (a) through (d) of this Section.

                            ARTICLE 9. MISCELLANEOUS

     SECTION 9.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including telecopier or similar writing) and shall be given to such party at its address or telecopier number set forth on the signature pages hereof or such other address or telecopier number as such party may hereafter specify for the purpose by notice to each other party. Each such notice, request, or other communication shall be effective (i) if given by telecopier, when such telecopy is transmitted to the telecopier number specified in this Section and the confirmation is received;
(ii) if given by mail, seventy-two hours after such communication is deposited in the mail with first class postage prepaid, addressed as aforesaid; or (iii) if given by any other means, when delivered at the address specified in this Section; provided that notices to Lender under Article 2 shall not be effective until received.

     SECTION 9.02. No Waivers. The failure of Purchaser to satisfy, or the waiver by Lender of, any condition set forth in Article 8 shall not constitute a waiver of any such condition with respect to any subsequent Advance, unless such waiver is expressly agreed to in writing as required by Section 9.06. No failure or delay by Lender in exercising any right, power, or privilege hereunder or under any other Program Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     SECTION 9.03. Expenses; Documentary Taxes. Purchaser shall pay (a) all reasonably documented out-of-pocket expenses (including, without limitation, all reasonable attorney and paralegal fees and expenses of Lender, recording costs, recording or intangible taxes, and title insurance, if any) of Lender reasonably incurred in connection with this Agreement and the other Program Documents, including, without limitation, (i) all reasonably documented costs, fees, and taxes pertaining to the obtaining, preparation, or filing of all Lien searches and Financing Statements (including, without limitation, any release thereof),
(ii) all reasonably documented costs and fees incurred in connection with the preparation, negotiation, administration, and execution and delivery of this Agreement and the other Program Documents, and any waiver or consent hereunder or thereunder or any amendment hereof or thereof or any Default or alleged Default hereunder or thereunder, (iii) reasonably documented sums paid or incurred to pay for any amount or to take any action required of Purchaser hereunder or under this Agreement that Purchaser fails to pay or take; (iv) reasonably documented costs and expenses of preserving and protecting the Collateral; and (b) during the existence of an Event of Default, all reasonably documented costs and expenses (including reasonable attorney and paralegal fees and expenses) paid or incurred to obtain payment of the Obligations, enforce the Lien in the Collateral, sell or otherwise realize upon the Collateral, and otherwise enforce the provisions hereof or of any Program Document or to defend any claim made or threatened against Lender arising out of the transactions contemplated hereby (including, without limitation, preparations for and consultations concerning any such matters). The foregoing shall not be construed to limit any other provisions hereof, or of any Program Document regarding costs and expenses to be paid by Purchaser or any other Person. In the event Purchaser becomes a debtor under the Bankruptcy Code, Lender's secured claim in such case shall include interest on the Obligations and all fees, costs, and charges provided for herein (including, without limitation, reasonable attorneys' fees actually incurred), all to the extent allowed by the Bankruptcy Code. Purchaser shall indemnify Lender against any transfer taxes, documentary taxes, assessments, or charges made by any Governmental Body or Authority by reason of the execution and delivery of this Agreement or the other Program Documents.

     SECTION 9.04. Indemnification. Purchaser shall indemnify Lender and its directors, officers, employees, and agents from, and hold each of them harmless against, any and all Losses to which any of them may become subject, insofar as such Losses arise out of or result from any actual or proposed use by Purchaser of the proceeds of any Advance or breach by Purchaser of this Agreement or any other Program Document or from any investigation, litigation (including, without limitation, any actions taken by Lender to enforce this Agreement or any of the other Program Documents), or other proceeding (including, without limitation, any threatened investigation or proceeding) relating to the foregoing, and Purchaser shall reimburse such Persons upon demand and upon delivery of reasonably detailed supporting documentation for any expenses (including, without limitation, legal fees) incurred in connection with any such investigation or proceeding; but excluding any such Losses incurred by reason of the gross negligence or willful misconduct of the Person (or agent thereof) to be indemnified.

     SECTION 9.05. Setoff; Sharing of Setoffs. Purchaser hereby grants to Lender a lien to secure the payment and performance of the Obligations upon all deposits or deposit accounts, of any kind, or any interest in any deposits or deposit accounts thereof, now or hereafter pledged, mortgaged, transferred, or assigned to Lender or otherwise in the possession or control of Lender for any purpose for the account or benefit of Purchaser and including any balance of any deposit account or of any credit of Purchaser with Lender, whether now existing or hereafter established, hereby authorizing Lender at any time or times with or without prior notice to apply such balances or any part thereof to such of the Obligations owing by Purchaser to Lender then past due and in such amounts as they may elect, and whether or not the Collateral or other collateral, if any, or the responsibility of other Persons primarily, secondarily, or otherwise liable may be deemed adequate. For the purposes of this paragraph, all remittances and property shall be deemed to be in the possession of Lender as soon as the same may be put in transit to it by mail or carrier or by other bailee. Any other provision of this Agreement or any other Program Document to the contrary notwithstanding, Lender agrees that it shall have no security interest in any items of payment or other collections (or the funds thereof) received on account of any Unsold Receivables which may be, from time to time, received into the Lockbox or on deposit in the Purchaser's Account.

SECTION 9.06. Amendments and Waivers. No provision of this Agreement, the Note, or any other Program Documents to which Lender is a party, may be amended, restated, supplemented, or otherwise modified except by a writing signed by Lender and all other parties thereto. Purchaser agrees that it will not amend, restate, supplement, or otherwise modify any Program Document to which it is, but Lender is not, a party, without Lender's prior written consent and that it will not permit, allow, or consent to any amendment, restatement, supplement or modification of the Standard Terms, the Policies and Procedures, any Underlying Contract, or the Policy without the prior written consent of Lender.

     SECTION 9.07. Successors and Assigns.

     (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that Purchaser may not assign or otherwise transfer any of its rights under this Agreement.

     SECTION 9.08. Confidentiality.

     (a) Each party hereto agrees to the following confidentiality terms (with it being understood that, for purposes of this Section 9.08, the "Recipient" shall mean the Person to whom any Confidential Information is provided, the "Provider" means the Person who provides such Confidential Information to the Recipient, and "Confidential Information" (as further defined below) means the Confidential Information of the Provider):

     (i) The Recipient will receive, maintain and hold the Confidential Information in confidence and will use at least the same level of care in safeguarding the Confidential Information that it uses with respect to other confidential information in its possession but in no event less than reasonable care under the circumstances;

     (ii) The Recipient agrees to take all steps reasonably necessary and appropriate to ensure that its employees or other persons to whom disclosure is authorized hereunder treat the Confidential Information as confidential and to ensure that such employees or other persons to whom disclosure is authorized hereunder act in accordance with and abide by the terms of this Section 9.08 regarding the Confidential Information;

     (iii) The Recipient will use the Confidential Information solely for purposes of the Program and matters reasonably related thereto and may disclose Confidential Information to the Underwriter; and

     (iv) The Recipient will not disclose, reproduce, distribute, transmit, reverse engineer, decompile, disassemble or transfer, directly or indirectly, the Confidential Information, except as authorized in this
         Section 9.08, as otherwise authorized in writing by the Provider in conjunction with the Program, or unless otherwise agreed by the Provider.

     (b) The Recipient agrees that it shall not (without the prior written consent of the Provider) disclose to any third party, except (i) its affiliates, officers, employees and legal counsel on a confidential basis, (ii) as required by law, regulation or other applicable judicial or governmental order, (iii) on a limited basis as is reasonably necessary to prepare any claim or defense arising from or in connection with the Program or the Program Documents, or (iv) as expressly contemplated in the Program Documents: (A) the Confidential Information or (B) the fact that Confidential Information with respect to the Program has been disclosed or made available.

     (c) As used herein, "Confidential Information" means all information disclosed or provided by the Provider to the Recipient or its agents or representatives in connection with the Program and all information regarding the Provider's business, assets, affiliates, and customers, so long as such information is marked confidential or otherwise of a type considered confidential in the ordinary course of business, but does not include information that: (i) is generally available to the public, (ii) hereafter, through no breach of this Section 9.08 by the Recipient or its agents or representatives, becomes generally available to the public, (iii) corresponds in substance to information furnished to the Recipient hereafter on a non-confidential basis by any third party having a legal right to do so, or (iv) was developed by, or for, the Recipient independently of any disclosure or use of the Confidential Information.

     (d) At any time upon the written request of the Provider, the Confidential Information, including all copies and embodiments thereof (including all copies and/or any other form or reproduction and/or description thereof made by the Recipient), in the possession of the Recipient, shall, at Recipient's option, be promptly returned to the Provider or promptly destroyed, except that the portion of the Confidential Information that may be found in analyses, compilations, studies or other documents prepared by the Recipient or its agents, attorneys or employees, oral or electronic Confidential Information, and any Confidential Information not so requested and returned will be held by the Recipient and kept subject to the terms of this Section 9.08 or destroyed to the extent practicable and permitted by law. Whether the Confidential Information or other embodiments of the Confidential Information is to be returned or destroyed pursuant to this paragraph, such return or destruction shall, upon written request of the Provider, be certified in writing by an authorized officer of the Recipient. The return or destruction of the Confidential Information or other embodiments of the Confidential Information shall not relieve the Recipient of its confidentiality obligations contained in this Section 9.08.

     (e) The Recipient acknowledges that the disclosure or unauthorized use of all or any part of the Confidential Information disclosed could result in irreparable harm to the Provider, for which there may be no adequate remedy at law. In the event of an unauthorized disclosure of the Confidential Information by the Recipient, or other unauthorized use thereof, the Provider shall be entitled to seek equitable relief, including an injunction to restrain the unauthorized disclosure or unauthorized use and to prevent further breach of this Section 9.08. The foregoing remedy of injunctive relief shall not be the sole and exclusive remedy available to the Provider, and the Provider shall be entitled to damages occasioned by the unauthorized disclosure or use to the extent determined by law.

     (f) Neither this Section 9.08 nor any disclosure made hereunder by the Provider shall be deemed, by implication or otherwise, to vest in the Recipient any license or other ownership rights to or under any of the Confidential Information, patents, copyrights, trademark rights, intellectual property, know-how or trade secrets, or any other proprietary rights whatsoever.

     (g) The confidentiality provisions set forth in this Section 9.08 shall (i) survive the Program Termination Date and (ii) terminate upon the earliest to occur of five (5) years after the Program Termination Date or such other date mutually agreed upon by the parties hereto.

     SECTION 9.09. New York Law. This Agreement and the Note shall be construed in accordance with and governed by the law of the State of New York, without regard for its conflicts of law principles (other than Section 5-1401 of the New York General Obligations Laws).

     SECTION 9.10. Severability. In case any one or more of the provisions contained in this Agreement, the Note, or any of the other Program Documents to which Purchaser and Lender are the only parties should be invalid, illegal, or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby and shall be enforced to the greatest extent permitted by law.

     SECTION 9.11. Interpretation. No provision of this Agreement or any of the other Program Documents to which Purchaser and Lender are the only parties shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured or dictated such provision.

     SECTION 9.12. WAIVER OF JURY TRIAL; CONSENT TO JURISDICTION. PURCHASER AND LENDER EACH IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF THIS AGREEMENT OR ANY OTHER PROGRAM DOCUMENT; (B) SUBMITS TO THE NONEXCLUSIVE PERSONAL JURISDICTION IN THE STATE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK FOR THE ENFORCEMENT OF THIS AGREEMENT, THE NOTE, AND THE OTHER PROGRAM DOCUMENTS; (C) WAIVES ANY AND ALL PERSONAL RIGHTS UNDER THE LAW OF ANY JURISDICTION TO OBJECT ON ANY BASIS (INCLUDING, WITHOUT LIMITATION, INCONVENIENCE OF FORUM) TO JURISDICTION OR VENUE WITHIN THE STATE AND DISTRICT DESCRIBED ABOVE FOR THE PURPOSE OF LITIGATION TO ENFORCE THIS AGREEMENT, THE NOTE, OR THE OTHER PROGRAM DOCUMENTS; AND (D) AGREES THAT SERVICE OF PROCESS MAY BE MADE UPON IT IN THE MANNER PRESCRIBED IN SECTION
9.01 FOR THE GIVING OF NOTICE TO PURCHASER. NOTHING HEREIN CONTAINED, HOWEVER, SHALL PREVENT LENDER FROM BRINGING ANY ACTION OR EXERCISING ANY RIGHTS AGAINST ANY SECURITY AND AGAINST PURCHASER PERSONALLY, AND AGAINST ANY ASSETS OF PURCHASER, WITHIN ANY OTHER STATE OR JURISDICTION.

     SECTION 9.13. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     SECTION 9.14. Consequential Damages. NEITHER PARTY SHALL BE RESPONSIBLE OR LIABLE TO THE OTHER PARTY OR ANY OTHER PERSON FOR ANY PUNITIVE, EXEMPLARY, OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF THIS AGREEMENT, THE OTHER PROGRAM DOCUMENTS, OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

     SECTION 9.15. Entire Agreement. This Agreement, together with the other Program Documents, constitutes the entire agreement among the parties hereto with respect to the subject matter hereof, and supersede and replace any agreement, written or oral, existing between or among the parties hereto in respect of such subject matter.

               [Signatures are contained on the following pages.]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                   PURCHASER:

                                   CONEXANT USA, LLC



                                   By: /s/ Kerry K. Petry
                                      -----------------------------------
                                   Name:  Kerry K. Petry
                                   Title: Vice President and Treasurer

                                   Conexant USA, LLC
                                   4000 MacArthur Boulevard
                                   Newport Beach, CA  92660
                                   Attn:  Kerry K. Petry,
                                          Vice President and Treasurer
                                   Telecopier No.:  949-483-9493
                                   Confirmation No.:  949-483-5249

                                   LENDER:

                                   WACHOVIA BANK, NATIONAL ASSOCIATION



                                   By:  /s/ Brian J. Fulk
                                      -----------------------------------
                                   Name:  Brian J. Fulk
                                   Title: Director

                                   Lending Office:
                                   Wachovia Bank, National Association
                                   One South Broad Street
                                   Philadelphia, PA  19107
                                   Attn:    Alison Price,
                                            Structured Trade Finance
                                   Telecopier No.:  267-321-6550
                                   Confirmation No.:  267-321-6600

                 SCHEDULE 4.22--PURCHASER'S ACCOUNT INFORMATION

Account Number    Related Lockbox      Account Name          State in Which
                  Number, if any,                           Account is Located
--------------    ---------------    -----------------      ------------------
2000028322904        951802          Conexant USA, LLC          New Jersey

EXHIBIT A                  FORM OF ADVANCE REQUEST

EXHIBIT B                  FORM OF BLOCKED ACCOUNT AGREEMENT

EXHIBIT C                  FORM OF SETTLEMENT REPORT

EXHIBIT D                  FORM OF PROMISSORY NOTE

EXHIBIT E                  FORM OF SUBORDINATED NOTE

EXHIBIT F                  FORM OF COUNSEL OPINION

EXHIBIT G                  FORM OF CLOSING CERTIFICATE

EXHIBIT H                  FORM OF OFFICER'S CERTIFICATE

                                                                      EXHIBIT A

                             FORM OF ADVANCE REQUEST

                     Settlement Date: _____________________


Wachovia Bank, National Association.
One South Broad Street
Philadelphia, Pennsylvania 19107
Attention:  Alison Price


         Re: Credit and Security Agreement (as amended, restated, supplement, or otherwise modified from time to time, the "Credit Agreement") dated as of November 29, 2005, by and between Conexant USA, LLC ("Purchaser"), and Wachovia Bank, National Association ("Lender").

Gentlemen:

         Unless otherwise defined herein, capitalized terms used herein shall have the meanings attributable thereto in the Credit Agreement. This Advance Request is delivered to you pursuant to SECTION 2.02 of the Credit Agreement.

         Purchaser hereby requests an Advance in the aggregate principal amount of $[__________] to be made on [___________ __], [20__], which date is the next-occurring Settlement Date, at the Interest Rate as determined by the Credit Agreement [and to apply the proceeds of such Advance as follows:
[________________]].

         Purchaser hereby represents and warrants that each of the conditions set forth in Section 8.02 of the Credit Agreement is satisfied as of this date and will continue to be satisfied as of the date of the Advance described above. In addition, Purchaser represents and warrants that each of the representations and warranties made in the Credit Agreement is true and correct in all material respects as if made on this date.

         Purchaser has caused this Advance Request to be executed and delivered by its duly authorized Senior Officer as of [___________ __], [20__].

                                CONEXANT USA, LLC



                                By:____________________________________________
                                Title:_________________________________________

                                                                      EXHIBIT B

                        DEPOSIT ACCOUNT CONTROL AGREEMENT
                                (No Notification)

This DEPOSIT ACCOUNT CONTROL AGREEMENT ("Agreement") is made and entered into as of this ____ day of November 2005 by and among WACHOVIA BANK, NATIONAL ASSOCIATION as depositary bank (the "Bank"), the Bank's depositor customer, CONEXANT USA, LLC, a Delaware limited liability company (the "Company"), and WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association (the "Secured Party").

                               Statement of Facts

The Company, as purchaser, and the Secured Party, as lender, are parties to a Credit and Security Agreement dated as of the date hereof (as the same may be amended, supplemented or otherwise modified from time to time, the "Credit Agreement").

The Bank acknowledges that, as of the date hereof, it maintains in the name of the Company the deposit account(s) identified on Exhibit A attached hereto and made a part hereof (each an "Account" and, collectively, the "Accounts"). One or more of the Accounts may be served by one or more lockboxes operated by the Bank, which lockboxes (if any) also are listed on Exhibit A (each a "Lockbox" and, collectively, the "Lockboxes"). The Account(s) and any Lockbox(es) are governed by the terms and conditions of the Company's commercial deposit account agreement published by the Bank from time to time and, with respect to any Lockbox, also may be governed by a lockbox service description between the Bank and the Company (collectively, with all applicable services descriptions and/or agreements, the "Deposit Agreement").

The Company hereby confirms to the Bank that the Company has granted to the Secured Party a security interest in the following (collectively, the "Account Collateral"): (a) the Account(s), (b) the Lockbox(es) and (c) the Items Collateral. The term "Items Collateral" means, collectively, all checks, drafts, instruments, cash and other items at any time received in any Lockbox or for deposit in any Account (subject to specific Lockbox instructions in effect for processing items), wire transfers of funds, automated clearing house ("ACH") entries, credits from merchant card transactions and other electronic funds transfers or other funds deposited in, credited to, or held for deposit in or credit to, any Account, other than to the extent any of the foregoing relate to Unsold Receivables (as such term is defined in the Credit Agreement).

The parties desire to enter into this Agreement in order to set forth their relative rights and duties with respect to the Account Collateral. In consideration of the mutual covenants herein as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

2. Control of the Accounts

(a) The Statement of Facts is incorporated herein by reference. The Bank represents that it is a "bank". The Company and the Bank acknowledge that each Account is a "deposit account". Each party to this Agreement acknowledges that this Agreement is an "authenticated" record and that the arrangements established under this Agreement constitute "control" of each Account.

Each of these terms is used in this Agreement as defined in Article 9 of the Uniform Commercial Code as adopted by the State of New York (the "NY UCC").

(b) The Company represents and warrants to the Secured Party that Exhibit A contains a complete and accurate list of all Accounts and Lockboxes maintained by the Company with the Bank and subject to this Agreement. The Company covenants for the benefit of the Secured Party that the Company shall not open or maintain any deposit account with the Bank other than the Account(s). Nothing in this Agreement shall impose upon the Bank any duty to monitor or assure the Company's compliance with this Section 1(b).

(c) The Bank confirms that, as of the date of this Agreement, the Company and the Bank have not entered into any agreement (other than the Deposit Agreement) with any person pursuant to which the Bank is obligated to comply with instructions from such person as to the disposition of funds in any Account or of Items Collateral. During the term of this Agreement the Bank will not enter into any agreement with any person other than the Secured Party pursuant to which the Bank will be obligated to comply with instructions from such person as to the disposition of funds in any Account or of Items Collateral.

(d) The Company authorizes and directs the Bank to comply with all instructions given by the Secured Party in accordance with this Agreement and permissible under the Deposit Agreement, including directing the disposition of funds in any Account or as to any other matter relating to any Account or other Account Collateral, without further consent by the Company.

(e) The Secured Party hereby authorizes and instructs the Bank to act solely upon the instructions of the Secured Party concerning the Lockbox(es) and the Account(s) including, but not limited to, instructions to: (i) direct disposition of funds in the Account(s) (including, but not limited to, dispositions to or for the benefit of the Secured Party and/or the Bank), (ii) withdraw any amount from the Account(s), and (iii) otherwise exercise any authority or power with respect to the Lockbox(es), the Account(s) and other Account Collateral, which instructions shall be delivered to the Bank in accordance with the provisions of Section 7 of this Agreement. The Secured Party's right to give instructions to the Bank regarding any Account Collateral also shall include the right to give "stop payment orders" to the Bank for any item presented to it against any Account even if it results in dishonor of the item presented against the Account.

(f) Effective as of the date of this Agreement, all Items Collateral received by the Bank in a Lockbox (subject to specific Lockbox instructions for processing the contents of mail received in the Lockbox) shall be deposited to the Account listed opposite such Lockbox in Exhibit A; all other Items Collateral received directly by the Bank for credit to an Account shall be credited to such Account. The Bank shall not permit any of the officers, agents or other representatives of the Company or any of its affiliates to direct the disposition of funds in any Account or to otherwise exercise any authority or power with respect to any Lockbox, Account or other Account Collateral.

(g) Federal Reserve Regulations and Operating Circulars, ACH or other clearing house rules and other applicable law (including, without limitation, the Uniform Commercial Code as adopted by the State in which the respective Account identified on Exhibit A is located (hereinafter, the "Applicable UCC")) and the Deposit Agreement shall also apply to the Secured Party's exercise of control over the Account(s) and the Account Collateral and to the performance of services hereunder by the Bank. Each of the Company and the Secured Party authorizes and instructs the Bank to supply the Company's or the Secured Party's endorsement, as appropriate, to any Items Collateral that the Bank shall receive for deposit to any Account.

3. Statements and Other Information. If so requested of the Bank by the Secured Party in writing, the Bank will send to the Secured Party (in a manner consistent with the Bank's standard practices) at the Secured Party's address specified in Section 7, copies of all Account statements and communications (but not canceled checks) that the Bank is required to send to the Company under the Deposit Agreement. The Bank also shall provide to each of the Company and the Secured Party when requested (as a service under this Agreement and/or the Deposit Agreement) copies of Account statements and other deposit account information, including Account balances, by telephone and by computer communication, to the extent practicable when requested by the Company or by the Secured Party. The Company consents to the Bank's release of such Account information to the Secured Party. The Bank's liability for its failure to comply with this Section 2 shall not exceed its cost of providing such information.

4. Setoff; Returned Items and Charges

(a) The Bank will not exercise any security interest (except for the security interest provided in Section 4-210, "Security Interest of Collecting Bank in Items, Accompanying Documents and Proceeds", of the Applicable UCC), lien, right of setoff, deduction, recoupment or banker's lien or any other interest in or against any Account or any other Account Collateral, and the Bank hereby subordinates to the Secured Party any such security interest (except for such security interest provided in such Section 4-210 of the Applicable UCC), lien or right which the Bank may have against any Account or other Account Collateral. Notwithstanding the preceding sentence, the Secured Party and the Company agree that the Bank at all times (including following commencement of any bankruptcy or insolvency proceeding by or against the Company) may set off and charge against any Account (regardless of any agreement by the Company to compensate the Bank by means of balances in the Account) all of the following as permitted by the Deposit Agreement (collectively, the "Permitted Debits"): (i) the face amount of each Returned Item (hereinafter defined), (ii) usual and customary service charges and fees, (iii) account maintenance fees, (iv) transfer fees,
(v) out-of-pocket fees and expenses (including attorneys' reasonable fees) incurred by the Bank (including those in connection with the negotiation, administration or enforcement of this Agreement), and (vi) adjustments or corrections of posting or encoding errors; whether any Permitted Debit shall have accrued or been incurred before or after the date of this Agreement. "Returned Item" means any (i) Items Collateral deposited into or credited to an Account before or after the date of this Agreement and returned unpaid or otherwise uncollected or subject to an adjustment entry, whether for insufficient funds or any other reason, and without regard to the timeliness of such return or adjustment or the occurrence or timeliness of any other party's notice of nonpayment or adjustment; (ii) Items Collateral subject to a claim against the Bank for breach of transfer, presentment, encoding, retention or other warranty under Federal Reserve Regulations or Operating Circulars, ACH or other clearing house rules, or applicable law (including, without limitation, Articles 3, 4 and 4A of the Applicable UCC); and (iii) demand for chargeback in connection with a merchant card transaction.

(b) If (i) the Bank were unable to set off or charge any Permitted Debit against any Account because of insufficient funds in the Account, or (ii) the Bank in good faith were to believe that any legal process or applicable law prohibited such setoff or charge against any Account, or (iii) the Account were closed, then: (A) the Bank may charge such Permitted Debits to and set off same against any other Account; and (B) if there were insufficient funds in the Account(s) against which to charge or set off such Permitted Debits, then the Bank shall demand (unless the Bank shall believe in good faith that any legal process or applicable law prohibits such demand) that the Company pay, and the Company shall pay, to the Bank promptly upon the Company's receipt of the Bank's written demand therefor, the full amount of all unpaid Permitted Debits.

(c) If there were insufficient funds in the Account(s) against which the Bank could charge or set off Permitted Debits and the Company shall have failed to pay the Bank the full amount of unpaid Permitted Debits as described in paragraph (b) of this Section 3, then the Bank may demand that the Secured Party pay, and the Secured Party shall pay, to the Bank within five (5) business days of the Secured Party's receipt of the Bank's written demand therefor, the full amount of unpaid Permitted Debits; provided, however, as to unpaid Permitted Debits that are service charges, fees or expenses, the Secured Party shall be required to pay to the Bank only those service charges, fees or expenses attributable to any Account that shall have been incurred in connection with any Account on or after the date of this Agreement and on or before the date of termination of this Agreement.

5. Exculpation of Bank

(a) At all times the Bank shall be entitled to rely upon any communication it receives from the Secured Party or the Company in connection with this Agreement or that the Bank shall believe in good faith to be a communication received from the Secured Party or the Company in connection with this Agreement, and the Bank shall have no obligation to investigate or verify the authenticity or correctness of any such communication. The Bank shall have no liability to the Company or the Secured Party for (i) honoring or following any instruction the Bank shall receive from (or shall believe in good faith to be from) the Secured Party in accordance with this Agreement and (ii) not honoring or following any instruction the Bank shall receive from (or shall believe in good faith to be from) the Company in accordance with this Agreement or the Deposit Agreement. The Bank shall not be responsible for the validity, priority or enforceability of the Secured Party's security interest in any Account Collateral, nor shall the Bank be responsible for enforcement of any agreement between the Company and the Secured Party.

(b) The Bank shall be responsible only for the actual loss that a court having jurisdiction over the Account(s) shall have determined had been incurred by the Company or the Secured Party and had been caused by the Bank's gross negligence or willful misconduct in its performance of its obligations under this Agreement. The Bank shall have no liability to any party for failure of, or delay in, its performance under this Agreement resulting from any "act of God", war or terrorism, fire, other catastrophe or force majeure, electrical or computer or telecommunications failure, any event beyond the control of the Bank, or fraud committed by any third party. Nothing in this Agreement shall create any agency, fiduciary, joint venture or partnership relationship between the Bank and the Company or between the Bank and the Secured Party. Except as shall be specifically required under this Agreement or the Deposit Agreement or applicable law, the Bank shall have no duty whatsoever to the Company in connection with the subject matter of this Agreement. Except as shall be specifically required under this Agreement or applicable law, the Bank shall have no duty whatsoever to the Secured Party in connection with the subject matter of this Agreement.

6. Indemnification

(a) The Company hereby indemnifies the Bank and holds it harmless against, and shall reimburse the Bank for, any loss, damage or expense (including attorneys' reasonable fees and expenses, court costs and other expenses) including, but not limited to, (i) unpaid charges, fees, and Returned Items for which the Company and/or the Secured Party originally received credit or remittance by the Bank, and (ii) any loss, damage or expense the Bank shall incur as a result of (A) entering into or acting pursuant to this Agreement, (B) honoring and following any instruction the Bank may receive from (or shall believe in good faith to be from) the Secured Party, and (C) not honoring or following any instruction it shall receive from (or shall believe in good faith to be from) the Company in accordance with this Agreement. The Company shall not be responsible for any loss, damage, or expense that a court having jurisdiction shall have determined had been caused by the Bank's gross negligence or willful misconduct in its performance of its obligations under this Agreement.

(b) Without limiting in any way the Secured Party's obligation to pay or reimburse the Bank as otherwise specified in this Agreement, the Secured Party hereby indemnifies the Bank and holds it harmless against any loss, damage or expense (including attorneys' reasonable fees and expenses, court costs and other expenses) which the Bank shall incur as a result of honoring or following any instruction it shall receive from (or shall believe in good faith to be from) the Secured Party under this Agreement and not honoring or following any instruction the Bank shall receive from (or shall believe in good faith to be from) the Company in accordance with this Agreement. The Secured Party shall not be responsible for any loss, damage, or expense that a court having jurisdiction shall have determined had been caused by the Bank's gross negligence or willful misconduct in its performance of its obligations under this Agreement.

(c) No party hereto shall be liable to any other party under this Agreement for lost profits or special, indirect, exemplary, consequential or punitive damages, even if such party shall have been advised of the possibility of such damages.

7. Third Party Claims; Insolvency of Company

(a) In the event that the Bank shall receive notice that any third party shall have asserted an adverse claim by legal process against any Account or any sums on deposit therein, any Lockbox or other Account Collateral, whether such claim shall have arisen by tax lien, execution of judgment, statutory attachment, garnishment, levy, claim of a trustee in bankruptcy, debtor-in-possession, post-bankruptcy petition lender, court appointed receiver, or other judicial or regulatory order or process (each, a "Claim"), the Bank may, in addition to other remedies it possesses under the Deposit Agreement, this Agreement or at law or in equity: (i) suspend disbursements from such Account without any liability until the Bank shall have received an appropriate court order or other assurances reasonably acceptable to the Bank in its sole discretion establishing that funds may continue to be disbursed according to instructions then applicable to such Account, and/or (ii) interplead such funds in such Account as permitted by applicable law. The Bank's costs, expenses and attorneys' reasonable fees incurred in connection with any such Claim are Permitted Debits and shall be reimbursed to the Bank in accordance with the provisions of Section 3 above.

(b) If a bankruptcy or insolvency proceeding were commenced by or against the Company, the Bank shall be entitled, without any liability, to refuse to permit withdrawals or transfers from the Account(s) until the Bank shall have received an appropriate court order or other assurances reasonably acceptable to the Bank in its sole discretion establishing that (i) continued withdrawals or transfers from the Account(s) or honoring or following any instruction from either the Company or the Secured Party are authorized and shall not violate any law, regulation, or order of any court and (ii) the Bank shall have received adequate protection for its right to set off against or charge the Account(s) or otherwise be reimbursed for all Permitted Debits.

8. Notice and Communications

(a) All communications given by any party to another as required or permitted under this Agreement must be in writing, directed to the respective designated officer ("Designated Officer") set forth under paragraph (c) of this Section 7, and delivered to each recipient party at its address (or at such other address and to such other Designated Officer as such party may designate in writing to the other parties in accordance with this Section 7) either by U.S. Mail, receipted delivery service or via telecopier facsimile transmission. All communications given by the Secured Party to the Bank must be addressed and delivered contemporaneously to both the Bank's Designated Officer and the Bank's "with copy to" addressee at their respective addresses set forth below.

(b) Any communication made to the Bank under this Agreement shall be deemed delivered to the Bank if delivered by: (i) U.S. Mail, on the date that such communication shall have been delivered to the Bank's Designated Officer; (ii) receipted delivery service, on the date and time that such communication shall have been delivered to the Bank's Designated Officer and receipted by the delivery service; or (iii) telecopier facsimile transmission, on the date and at the time that such communication shall have been delivered to the Bank's Designated Officer and receipt of such delivery shall have been acknowledged by the recipient telecopier equipment. Notwithstanding the provisions of the preceding sentence, any communication hereunder to the Bank that is an instruction delivered to the Bank and made by (or believed by the Bank in good faith to be made by) the Secured Party shall be deemed received by the Bank when actually delivered to the Bank's Designated Officer if delivered before 2:00 PM Eastern time on a banking day or, if such communication were delivered after 2:00 PM Eastern time on a banking day or delivered on a day that is not a banking day, then such communication shall be deemed delivered to the Bank's Designated Officer at the Bank's opening of its business on the next succeeding banking day. A "banking day" means any day other than any Saturday or Sunday or other day on which the Bank is authorized or required by law to close.

(c) Any instruction delivered to the Bank shall be implemented by the Bank by the close of the Bank's business on the banking day that shall be two (2) banking days after the banking day on which such instruction was actually received by the Bank's Designated Officer.

Address for Company:          Conexant USA, LLC
                              4000 MacArthur Boulevard
                              Newport Beach, CA  92660
                              Attn.: Mr. Kerry K. Petry, Designated Officer
                              Fax:  949-483-9493

Address for Bank:             Wachovia Bank, National Association
                              Mail Code NC 0817
                              401 South Tryon Street
                              Charlotte, NC  28288
                              Attn.:  TS Risk Management, Designated Officer
                              Fax:  704-374-4224

with copy to:                 Wachovia Bank, National Association
                              901 East Byrd Street
                              Richmond, VA  23219
                              Attn:  Mr. Brian J. Fulk
                              Fax:  804-868-1477

Address for Secured Party:    Wachovia Bank, National Association
                              One South Broad Street
                              Philadelphia, PA  19107
                              Attn.: Alison Price, Designated Officer
                              Fax:  267-321-6550

9. Termination

(a) This Agreement may be terminated by the Secured Party at any time upon receipt by the Bank of the Secured Party's written notice of termination issued substantially in the form of Exhibit C attached hereto and made a part hereof. This Agreement may be terminated by the Company only with the express prior written consent of the Secured Party and, in that case, the Secured Party and the Company shall jointly so notify the Bank in writing.

(b) This Agreement may be terminated by the Bank at any time on not less than thirty (30) calendar days' prior written notice given to each of the Company and the Secured Party.

(c) The Bank's rights to demand and receive reimbursement from the Company under
Section 3 above and the Company's indemnification of the Bank under Section 5 above shall survive termination of this Agreement. The Bank's right to demand reimbursement from the Secured Party under Section 3 above shall survive termination of this Agreement for a period of ninety (90) calendar days after the date of termination of this Agreement. The Bank's right to demand indemnification of the Bank from the Secured Party under Section 5 above shall survive termination of this Agreement for a period of one hundred eighty (180) calendar days after the date of termination of this Agreement.

(d) Upon termination of this Agreement, all funds thereafter on deposit or deposited in the Accounts and all Items Collateral thereafter received by the Bank shall be subject solely to the provisions of the Deposit Agreement between the Company and the Bank.

10. Miscellaneous

(a) The Company shall not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Bank and the Secured Party. The Secured Party shall not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Bank. The Bank shall not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Secured Party and the Company, except that the Bank may transfer its rights and obligations under this Agreement to any direct or indirect depositary subsidiary of Wachovia Corporation or, in the event of a merger or acquisition of the Bank, to the Bank's successor depositary institution (which subsidiary or successor shall be a "bank" as defined in Section 9-102 of the NY UCC).

(b) The law governing the perfection and priority of the Secured Party's security interest in the Account Collateral shall be the law of the State of New York, which State shall also be the "jurisdiction" of the Bank within the meaning of Section 9-304 of the NY UCC. The Accounts, Items Collateral, operation of the Accounts, and Deposit Agreement shall be governed by the Applicable UCC, Federal Regulations and Operating Circulars, ACH or other clearing house rules, and other applicable laws.

(c) This Agreement may be executed in any number of counterparts, each of which shall be an original and all of which taken together shall constitute one and the same Agreement. Delivery of an executed signature page counterpart to this Agreement via telecopier facsimile transmission shall be effective as if it were delivery of a manually delivered, original, executed counterpart thereof. This Agreement can be modified or amended only by written agreement of all of the parties hereto evidencing such modification or amendment.

(d) To the extent that any conflict may exist between the provisions of any other agreement between the Company and the Bank and the provisions of this Agreement, then this Agreement shall control. It is understood and agreed that nothing in this Agreement shall give the Secured Party any benefit or legal or equitable right, remedy or claim against the Bank under the Deposit Agreement.

         [THE REMAINING SPACE ON THIS PAGE IS LEFT BLANK INTENTIONALLY.]

11. Waiver of Jury Trial. EXCEPT AS PROHIBITED BY APPLICABLE LAW, EACH PARTY HERETO IRREVOCABLY WAIVES ITS RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING (INCLUDING ANY COUNTERCLAIM) OF ANY TYPE IN WHICH ANOTHER PARTY SHALL BE A PARTY AS TO ALL MATTERS ARISING DIRECTLY OR INDIRECTLY OUT OF THIS AGREEMENT.

IN WITNESS WHEREOF, each of the parties by its respective duly authorized officer has executed and delivered this Agreement as of the day and year first written above.



                         BANK:        WACHOVIA BANK, NATIONAL ASSOCIATION



                                      By:_____________________________________
                                      Name:___________________________________
                                      Title:__________________________________



                      COMPANY:        CONEXANT USA, LLC



                                      By:_____________________________________
                                      Name:___________________________________
                                      Title:__________________________________



                SECURED PARTY:        WACHOVIA BANK, NATIONAL ASSOCIATION



                                      By:_____________________________________
                                      Name:___________________________________
                                      Title:__________________________________

                                    EXHIBIT A
                               ACCOUNTS OF COMPANY

Account Number     Related Lockbox        Account Name          State in Which
                   Number, if any,                            Account is Located
--------------     ---------------     -----------------      ------------------
2000028322904         951802           Conexant USA, LLC         New Jersey

                                    EXHIBIT C

                  [To Be Issued on Letterhead of Secured Party]

                                                           ________________200_

WACHOVIA BANK, NATIONAL ASSOCIATION
Mail Code NC 0817
401 South Tryon Street
Charlotte, NC  28288
Attention: TS Risk Management, Designated Officer

CONEXANT USA, LLC
4000 MacArthur Boulevard
Newport Beach, CA 92660
Attention: Kerry K. Petry, Vice President and Treasurer

           NOTICE OF TERMINATION OF DEPOSIT ACCOUNT CONTROL AGREEMENT

Ladies and Gentlemen:

         We refer you to the Deposit Account Control Agreement (No Notification) among Conexant USA, LLC (the "Company"), you and us dated as of _____________ __, 200_ (the "Agreement"), a photocopy of which is attached hereto. Capitalized terms used but not defined in this letter shall have the meanings given them in the Agreement.

         We hereby notify you that by this letter we are exercising our right under Section 8(a) of the Agreement (subject to your rights as set forth in the Agreement) to terminate the Agreement in accordance with its terms. Accordingly the Agreement shall terminate at the close of the Bank's business [this day] [on ___________ __, 200_], subject to those undertakings that shall survive termination of the Agreement. Upon termination of the Agreement, all funds thereafter on deposit or deposited in the Account(s) and all Items Collateral received by the Bank shall be subject solely to the provisions of the Deposit Agreement between the Company and the Bank.

                                Very truly yours,

                                WACHOVIA BANK, NATIONAL ASSOCIATION


                                By___________________________________________
                                Name:________________________________________
                                Title:_______________________________________
Attachment
WachDACC(nn)/BPB/1204

                                                                      EXHIBIT C

                            FORM OF SETTLEMENT REPORT

                          [TO BE PROVIDED BY WACHOVIA]

                                                                      EXHIBIT D

                                 PROMISSORY NOTE

                                November 29, 2005
                           Philadelphia, Pennsylvania

                                 $80,000,000.00

         For value received, CONEXANT USA, LLC, a Delaware limited liability company (the "Purchaser"), promises to pay to the order of WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association (the "Lender"), the principal sum of EIGHTY MILLION DOLLARS AND NO/100 DOLLARS ($80,000,000.00) or such lesser amount as shall equal the unpaid principal amount of all Advances made by Lender to Purchaser pursuant to the Credit Agreement referred to below, on the dates and in the amounts provided in the Credit Agreement. Purchaser promises to pay interest on the unpaid principal amount of this Promissory Note on the dates and at the rate or rates provided for in the Credit Agreement. Interest on any overdue principal of and, to the extent permitted by law, overdue interest on the principal amount hereof shall bear interest at the Default Rate, as provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of Wachovia Bank, National Association, 123 South Broad Street, Philadelphia, Pennsylvania 19107, or such other address as may be specified from time to time pursuant to the Credit Agreement.

         All Advances made by Lender, the interest rates from time to time applicable thereto, and all repayments of the principal thereof shall be recorded by Lender and, prior to any transfer hereof, endorsed by Lender on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of Lender to make any such recordation or endorsement shall not affect the obligations of Purchaser hereunder or under the Credit Agreement.

         This Promissory Note is the "Note" referred to in the Credit and Security Agreement of even date herewith by and between Purchaser and Lender (as the same may be amended and modified from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the optional and mandatory prepayment and the repayment hereof and the acceleration of the maturity hereof, as well as the obligation of Purchaser to pay all costs of collection, including reasonable attorneys' fees, in the event this Promissory
Note is collected by law or through an attorney at law.

         Purchaser hereby waives presentment, demand, protest, notice of demand and nonpayment, and any other notice required by law relative hereto, except to the extent as otherwise may be expressly provided for in the Credit Agreement.

                          [SIGNATURE ON FOLLOWING PAGE]

         IN WITNESS WHEREOF, Purchaser has caused this Promissory Note to be duly executed, under seal, by its duly authorized officer as of the day and year first above written.

                                   CONEXANT USA, LLC



                                   By:_____________________________________
                                   Name:___________________________________
                                   Title:__________________________________

                              SCHEDULE OF ADVANCES

--------------------------------------------------------------------------------

----------------------------- --------------------------------------------------
            DATE                          PRINCIPAL AMOUNT
----------------------------- --------------------------------------------------

----------------------------- --------------------------------------------------

----------------------------- --------------------------------------------------

----------------------------- --------------------------------------------------

----------------------------- --------------------------------------------------

----------------------------- --------------------------------------------------

----------------------------- --------------------------------------------------

----------------------------- --------------------------------------------------

----------------------------- --------------------------------------------------

----------------------------- --------------------------------------------------

----------------------------- --------------------------------------------------

----------------------------- --------------------------------------------------

----------------------------- --------------------------------------------------

----------------------------- --------------------------------------------------

----------------------------- --------------------------------------------------

----------------------------- --------------------------------------------------

----------------------------- --------------------------------------------------

----------------------------- --------------------------------------------------

----------------------------- --------------------------------------------------

                                                                      EXHIBIT E

                            FORM OF SUBORDINATED NOTE

                           Philadelphia, Pennsylvania
                                November 29, 2005

                                 $15,000,000.00

         This SUBORDINATED PROMISSORY NOTE is the "Subordinated Note" described in that certain Credit and Security Agreement dated as of the date hereof (as the same may be amended, restated, supplemented, or otherwise modified from time to time, the "Credit Agreement") by and between Wachovia Bank, National Association (the "Lender"), and Conexant USA, LLC, a Delaware limited liability company ("Purchaser"). Unless otherwise defined herein, all terms used in this Subordinated Note shall have the meanings given such terms in the Credit Agreement or the other Program Documents. Sections 1.02, 1.03, 1.04, and 1.05 of the Credit Agreement are incorporated herein by this reference, mutatis mutandi.

         For value received, Purchaser promises to pay to the order of Conexant Systems, Inc., a Delaware corporation (the "Holder"), the principal sum of FIFTEEN MILLION AND NO/100 DOLLARS ($15,000,000.00) or such lesser amount as shall equal the unpaid principal amount accrued and outstanding from time to time hereunder, such amount representing the outstanding Deferred Price component of the Purchase Price for those of Holder's Accounts Receivable purchased by Purchaser from time to time under the Purchase Agreement and the application of any cash collateral payable to Seller in accordance with Section
2.5 of the Purchase Agreement. The Purchaser agrees to pay interest on the aggregate principal amount outstanding from time to time at an annual rate of interest of six (6) percent. Such interest shall be calculated on the basis of an assumed year of 360 days for the actual number of days elapsed. All payments received on payment of this Subordinated Note shall first be applied to the payment of accrued but unpaid interest and then to principal. Purchaser agrees to make all payments of principal and interest as provided in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds c/o Seller, 4000 MacArthur Boulevard, Newport Beach, CA 92660 for the account of the Holder, or at such other address as the Holder my designate in writing.

         Purchaser hereby waives presentment, demand, protest, notice of demand and nonpayment, and any other notice required by law relative hereto.

         Holder hereby subordinates and postpones the payment and the time of payment of all principal, interest and all other sums payable hereunder (the "Subordinated Indebtedness") to and in favor of the payment and the time of payment of all of the Senior Indebtedness. The term "Senior Indebtedness" shall mean all principal, interest, fees, other costs and expenses, and the "Obligations" (as defined in the Credit Agreement) owing by Purchaser to Lender (as such Senior Indebtedness is evidenced by that certain Promissory Note dated on or about even date herewith payable to the order of Lender). So long as all or any part of the Senior Indebtedness remains unpaid, Holder shall not, without the prior written consent of Lender, ask, demand, accelerate, declare a default under, sue for, set off, accept or receive any payment of all or any part of the

Subordinated Indebtedness; provided, however, that the Holder may receive payment of principal and interest hereunder paid in accordance with the Credit Agreement, so long as the making of such payments do not cause or result in a default under the Senior Indebtedness. Holder and the undersigned agree in favor of Lender that the Subordinated Indebtedness is not secured and shall not be secured by collateral security in any way directly or indirectly, other than any lien Holder may have in any Designated Receivables and their Related Rights and Property for which Holder has paid the Settlement Price thereof and Holder hereby subordinates any lien and the priority of any security interest, lien or encumbrance and other interests of Holder in and to any collateral security to the lien and security interest of Lender therein notwithstanding the time of attachment of that interest (other than any lien Holder may have in any Designated Receivables and their Related Rights and Property for which Holder has paid the Settlement Price thereof).

         Should any payment or distribution with respect to the Subordinated Indebtedness not permitted by the provisions hereof be received by Holder prior to the full payment and satisfaction of the Senior Indebtedness, Holder will deliver the same to Lender in precisely the form received (except for the endorsement or assignment of Holder where necessary), for application to the Senior Indebtedness (whether due or not due and in such order and manner as Lender may elect), and, until so delivered, the same shall be held in trust by Holder as property of Lender. In the event of the failure of Holder to make any such endorsement or assignment, Lender, or any of its officers or employees on behalf of Lender, is hereby irrevocably authorized in its own name or in the name of Holder to make the same, and is hereby appointed Holder's attorney-in-fact for those purposes, that appointment being coupled with an interest and irrevocable. Lender is a third party beneficiary of the terms of this instrument.

         Holder hereby consents that at any time and from time to time and with or without consideration, Lender may, without further consent of or notice to Holder and without in any manner affecting, impairing, lessening or releasing any of the provisions hereof, renew, extend, amend, supplement, modify, change the manner, time, place and terms of payment of, sell, exchange, release, substitute, surrender, realize upon, modify, waive, grant indulgences with respect to and otherwise deal with in any manner (a) all or any part of the Senior Indebtedness, the Credit Agreement, and the other Program Documents; (b) all or any part of any property at any time securing all or any part of the Senior Indebtedness; and (c) any Person at any time primarily or secondarily liable for all or any part of the Senior Indebtedness and/or any collateral security therefor.

         IN WITNESS WHEREOF, Purchaser has caused this Subordinated Promissory Note to be duly executed, under seal, by its duly authorized officer as of the day and year first above written.

                                CONEXANT USA, LLC, a Delaware limited
                                  liability company


                                BY:______________________________________
                                TITLE:___________________________________

                                                                      EXHIBIT F

                                   OPINION OF
                   COUNSEL FOR PURCHASER, SERVICER, AND SELLER


                   1. True Sale and Non-Consolidation Opinion

                        2. General Corporate Opinions for
                         Purchaser, Seller, and Servicer

                                                                      EXHIBIT G

                               CLOSING CERTIFICATE


         Reference is made to the Credit and Security Agreement (the "Credit Agreement") dated as of November 29, 2005, by and between Conexant USA, LLC ("Purchaser"), and Wachovia Bank, National Association, as "Lender." Capitalized terms used herein have the meanings ascribed thereto in the Credit Agreement.

         Pursuant to Section 8.01(c) of the Credit Agreement, Kerry Petry, the duly authorized Vice President and Treasurer of Purchaser, hereby certifies to Lender that (i) no Default has occurred and is continuing as of the date hereof, and (ii) the representations and warranties contained in Article 4 of the Credit Agreement are true in all material respects on and as of the date hereof.

         Certified as of November 29, 2005.

                                   CONEXANT USA, LLC



                                   By:_____________________________________
                                   Title:__________________________________

                                                                      EXHIBIT H

                 [ONE EACH FOR SELLER, SERVICER, AND PURCHASER]

                          FORM OF OFFICER'S CERTIFICATE

         The undersigned, [___________________], [___________________] of
[___________________], a [___________________] (the "Certifying Entity"), hereby certifies that s/he has been duly elected, qualified and is acting in such capacity and that, as such, s/he is familiar with the facts herein certified and is duly authorized to certify the same, and hereby further certifies, in connection with the Credit and Security Agreement dated as of November 29, 2005 (the "Credit Agreement") among Conexant USA, LLC, and Wachovia Bank, National Association ("Lender"), that:

1. Attached hereto as Exhibit A is a complete and correct copy of the Certificate of Incorporation of the Certifying Entity as in full force and effect on the date hereof as certified by the Secretary of State of the State of Delaware, the Certifying Entity's state of organization.

2. Attached hereto as Exhibit B is a complete and correct copy of the By-Laws of the Certifying Person as in full force and effect on the date hereof.

3. Attached hereto as Exhibit C is a complete and correct copy of the resolutions duly adopted by the Board of Directors of the Certifying Entity on [____________ ___], 2005, approving, and authorizing the execution and delivery of, the Credit Agreement, the Note, the Purchase Agreement, the Servicing Agreement, the Policy, and the other Program Documents (as such terms are defined in the Credit Agreement) to which Purchaser is a party. Such resolutions have not been repealed or amended and are in full force and effect, and no other resolutions or consents have been adopted by such Board of Directors in connection therewith.

4. [[___________________], who is [___________________] of the Certifying Entity
signed the [Credit Agreement, the Note, the Purchase Agreement, the Servicing Agreement, the Policy, and the other Program Documents to which Purchaser is a party], was duly elected, qualified and acting as such at the time s/he signed the [Credit Agreement, the Notes and other Program Documents to which Purchaser is a party], and his/her signature appearing on such Program Documents is his/her genuine signature.]

         Terms with their initial letters capitalized but not otherwise defined herein shall have the meanings given such terms in the Credit Agreement and other Program Documents.

         IN WITNESS WHEREOF, the undersigned has hereunto set his/her hand as of November 29, 2005.



                                            ________________________________

                         Attach the following Exhibits:



             Exhibit A--Certificate of Incorporation or Organization

                    Exhibit B--Bylaws or Operating Agreement

                       Exhibit C--Authorizing Resolutions


































                                       2